UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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TUTOR PERINI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TUTOR PERINI CORPORATION
15901 Olden Street
Sylmar, California 91342
April 9, 2026
Dear Shareholder:
You are cordially invited to attend the Tutor Perini Corporation 2026 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held at our corporate headquarters, 15901 Olden Street, Sylmar, California, on May 20, 2026 at 11:30 a.m., Pacific Time.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of 2026 Annual Meeting of Shareholders and proxy statement.
Your vote is very important to us. We hope that you are able to participate, either by voting during the meeting or by other acceptable means as described in the attached proxy statement.
Thank you for your ongoing support of Tutor Perini Corporation.

Sincerely,

Gary G. Smalley
Chief Executive Officer & President

TUTOR PERINI CORPORATION
15901 Olden Street
Sylmar, California 91342
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Wednesday, May 20, 2026

TIME:	11:30 a.m., Pacific Time

LOCATION:	15901 Olden Street, Sylmar, California 91342

MEETING AGENDA:
1.Election of each of the 10 directors named in the accompanying proxy statement to serve until the 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
2.Ratification of the appointment of Deloitte & Touche LLP as independent auditor of the Company for the year ending December 31, 2026.
3.Approval of the compensation of the Company’s named executive officers on an advisory (non-binding) basis.
4.Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:
Only shareholders of record at the close of business on March 25, 2026 (the “Record Date”) are entitled to notice of, to participate in and to vote at the Annual Meeting and any postponement or adjournment thereof.

PROXY VOTING:
Your vote is very important. We urge you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares over the Internet at www.proxyvote.com, or if you requested to receive printed proxy materials, via your enclosed proxy card or telephonically by dialing 1-800-690-6903. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a Notice of Availability of Proxy Materials, or, if you request them to do so, they will provide you a printed set of proxy materials together with a voting instruction form, which you may use to direct how your shares will be voted. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.

By order of the Board of Directors,

Ifigenia Protopappas
Vice President, Assistant General Counsel and Corporate Secretary
April 9, 2026
Sylmar, California
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 20, 2026: The proxy statement and 2025 Annual Report are available at http://investors.tutorperini.com/events-calendar/proxy-voting.

PROXY SUMMARY

This proxy summary contains highlights about Tutor Perini Corporation (the “Company,” “Tutor Perini,” “TPC,” “we,” “us” or “our”) and its upcoming 2026 Annual Meeting of Shareholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement prior to voting.

WHO WE ARE

Tutor Perini is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

TUTOR PERINI CORPORATION
MISSION STATEMENT
We build critical infrastructure that creates a better world.
VISION STATEMENT:
We strive to be the preeminent full-service civil, building, and specialty contractor by delivering innovative, transformative projects through world-class execution. We are committed to creating lasting value for our customers, upholding the highest standards of safety and integrity, generating exceptional financial results and shareholder value, and fostering a culture where our employees thrive.
VALUES:
Commitment: We honor our promises and dedicate ourselves fully to achieving our goals.
Excellence: We strive to exceed expectations and continuously improve in everything we do.
Integrity: Employees, customers, shareholders and other stakeholders trust us to do the right thing and conduct business with honesty and transparency.
Quality: We deliver superior projects and services that meet or surpass the highest standards.
Respect: We value and appreciate the dignity, contributions, and perspectives of all stakeholders.
Safety: We prioritize the well-being of our employees, customers and communities.

2026 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Location	Record Date
May 20, 2026	Tutor Perini Corporation Headquarters	March 25, 2026
11:30 am PT	15901 Olden Street Sylmar, CA 91342	If you were a holder of record of Company common stock at close of trading on this date, you are entitled to vote at the Annual Meeting

VOTING MATTERS AND RECOMMENDATIONS OF OUR BOARD

At the Annual Meeting, our shareholders will consider and vote on the following matters:

Board’s Voting Recommendations
Proposal 1	Election of Directors	✓ FOR each nominee
Proposal 2	Ratification of the Appointment of Independent Auditor	✓ FOR
Proposal 3	Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation	✓ FOR
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Tutor Perini Corporation | 2026 Proxy Statement i

BOARD OF DIRECTOR NOMINEES
The Board of Directors (the “Board”), based on the recommendation of the Corporate Governance and Nominating Committee, proposed that the following ten nominees be elected at the Annual Meeting, each of whom will serve until the 2027 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or his or her earlier death, resignation, removal or disqualification. Each of the nominees was most recently elected at the 2025 Annual Meeting of Shareholders.

Name	Age	Director Since	Independent	Committee Memberships			Other Public Company Boards
				Audit	Compensation	Corporate Governance and Nominating
Ronald N. Tutor Executive Chairman Tutor Perini Corporation	85	1997	No
Gary G. Smalley Chief Executive Officer & President Tutor Perini Corporation	67	2025	No
Peter Arkley President, National Brokerage Alliant Insurance Services, Inc.	71	2000	Yes
Jigisha Desai Retired EVP & Chief Strategy Officer Granite Construction Incorporated	59	2021	Yes	M +		C
Sidney J. Feltenstein Managing Partner DIA Equity Partners	85	2013	No
Robert C. Lieber * Senior Advisor Island Capital Group LLC	71	2014	Yes	M +	M
Dennis D. Oklak Retired Chairman & CEO Duke Realty Corporation	72	2017	Yes	M +	C		1
Raymond R. Oneglia Vice Chairman O&G Industries, Inc.	78	2000	Yes			M
Dale Anne Reiss Retired Global Director of Real Estate, Hospitality & Construction, Ernst & Young	78	2014	Yes	C +		M	2
Shahrokh (“Rock”) Shah Retired Managing Director & Group Head E&C, BMO Bank	70	2024	Yes	M +	M
* Lead Independent Director
+ Audit Committee Financial Expert
C Chairperson
M Member

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ii Tutor Perini Corporation | 2026 Proxy Statement

CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS:

Lead Independent Director provides strong independent leadership of our Board
Majority Independent Board - all directors except for Mr. Tutor, Mr. Smalley, and Mr. Feltenstein are independent
Majority voting standard in uncontested elections with director resignation policy
Annual election of directors
Ongoing Board refreshment
Shareholder right to call a special meeting
Annual Board and committee self-evaluations
Board and Named Executive Officer (“NEO”) share ownership guidelines
Active shareholder outreach and engagement
Robust Code of Ethics
SEC- and NYSE-compliant Clawback policy
Market-standard policies limiting director memberships on other public company boards and committees
Independent Audit, Compensation, and Corporate Governance and Nominating Committees
Annual “Say-on-Pay” advisory vote
Anti-hedging and anti-pledging policies

CEO TRANSITION

Tutor Perini History and Succession Planning
After the 2008 merger between Tutor-Saliba Corporation and Perini Corporation that created Tutor Perini Corporation, Ronald N. Tutor was the catalyst behind the Company’s evolution into a vertically integrated and broader geographic player in the heavy civil and building construction markets. Through his strong strategic and operational leadership, Mr. Tutor transformed the Company from a firm that was in 2008 primarily involved in lower-margin building projects to one that at the conclusion of his tenure as Chief Executive Officer (“CEO”) in 2024 boasted a broad nationwide footprint with a then record backlog largely comprising higher-margin, longer-duration projects.
As part of the Board’s CEO succession plan, Mr. Tutor entered into an amended and restated employment agreement with the Company effective June 1, 2021 (the “Amended Agreement”) that, among other things, outlined the timing, responsibilities, and compensation related to Mr. Tutor’s transition from CEO to Executive Chairman. As discussed in greater detail below under “Active Shareholder Engagement Program,” the Amended Agreement provides for significant reduction in Mr. Tutor’s target annual compensation while still providing meaningful incentives for Mr. Tutor’s continued leadership and guidance. This transition occurred at the end of 2024, with Mr. Tutor transitioning to his role as Executive Chairman and Gary G. Smalley assuming the role of CEO on January 1, 2025. In accordance with the Amended Agreement, Mr. Tutor will continue to serve as Executive Chairman through December 31, 2026.
The Company’s Progress with Mr. Smalley as Chief Executive Officer
As mentioned above, since January 1, 2025, Mr. Smalley has led the Company as CEO and President, and as a member of the Board. During 2025, the Company experienced a remarkable turnaround and recovery, returning to solid profitability and delivering record revenue and operating cash flow for the year while growing backlog to a record level in 2025. Mr. Smalley has been instrumental in leveraging the success and foundation established by Mr. Tutor and leading the Company’s focused efforts to deliver these strong results. The Company’s impressive 177% stock price growth in 2025 reflects investor confidence in the considerable progress that we have made and the outlook for continued solid revenue and earnings growth ahead.
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Tutor Perini Corporation | 2026 Proxy Statement iii

Under Mr. Smalley’s leadership, the Company will continue to bid future projects with appropriate risk-based contingencies and will continue to focus on sound project execution and cash collection. Mr. Smalley is also keenly focused on maintaining a strong executive team that will lead the Company in accomplishing its goals with an eye toward succession planning.
At Mr. Smalley’s direction, the Company is also implementing various new initiatives to enhance Tutor Perini’s culture and reputation among current and prospective employees, customers, and investors. For example, we are holding quarterly, companywide town hall meetings to better communicate and celebrate Tutor Perini’s performance, new awards, market opportunities, and safety accomplishments. In addition, the Compensation Committee, based on the recommendation of Mr. Smalley, has broadened the use of equity awards as an element of compensation to align our employees’ interests more closely with those of our shareholders. We are also evaluating our culture and benefits programs to identify opportunities where we can make improvements that will bolster employee satisfaction and engagement, which should continue to attract and retain top-tier talent. And finally, we have increased our investor and media relations activities to educate investors more broadly and effectively about how strongly and well-positioned we are today to deliver outstanding performance, and the bright outlook we see ahead over the next several years.
Executive Chairman Continued Responsibilities and Compensation
As part of the succession planning efforts leading into his retirement, Mr. Tutor strategically mentored and developed many of the Company’s top executives in various critical functions, from operations and project management to strategic planning, new project selection and bid preparation and resolving outstanding litigation.
In his role as Executive Chairman, Mr. Tutor continues to advise Mr. Smalley and other members of management as requested by supporting major project pursuits, providing input on estimates of large project bids, and assisting with the resolution of remaining legacy disputes.
As discussed in greater detail below under “Active Shareholder Engagement Program,” the Amended Agreement provides for significant reduction in Mr. Tutor’s target annual compensation while still providing meaningful incentives for Mr. Tutor’s continued leadership and guidance. See section titled “Director Compensation” for details on Mr. Tutor’s compensation.
ACTIVE SHAREHOLDER ENGAGEMENT PROGRAM
Our Board and management are committed to engaging with our shareholders and incorporating feedback into their decision-making processes. Throughout the year, our Chief Executive Officer, Chief Financial Officer, and Senior Vice President of Investor Relations meet by phone and in-person with current and prospective shareholders to discuss Tutor Perini’s strategy, business, and financial results. This same team, together with the Chairman of our Compensation Committee and our Corporate Secretary, also engages with shareholder stewardship teams to solicit their views and feedback on issues that matter most to our shareholders, including, among other things, corporate governance, compensation, succession planning, and other related matters. Shareholder feedback is shared with our Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between shareholders and our Board, and provides additional transparency to our shareholders.
Since our 2025 Annual Meeting of shareholders, we reached out to our top 30 institutional shareholders representing approximately 55% of our outstanding shares and engaged with shareholders representing approximately 26% of our outstanding shares. Our discussion topics included those discussed below, with many shareholders requesting enhanced disclosure in the proxy statement regarding the status of the CEO transition and the compensation program changes adopted by the Compensation Committee since Mr. Smalley became CEO.
•Successful Transition of CEO Role and Reduction in Executive Chairman Compensation – Shareholders were pleased with the success of the CEO transition, which is described above in “CEO Transition.” Upon transitioning from CEO to Executive Chairman, Mr. Tutor’s target annual compensation decreased 37% in 2025 compared to his compensation when he last served as CEO, and will decrease by an additional 8% in 2026 in accordance with the terms of his Amended Agreement. The Board addressed the desire expressed by certain shareholders that there be a meaningful reduction in the total compensation provided to Mr. Tutor as Executive Chairman (given his narrowed scope of focus in the new role), while recognizing the need to appropriately compensate Mr. Tutor for his guidance, advice and contributions over his remaining service with the Company, which have been important to ensuring the successful CEO transition and the Company’s continued success.
•Alignment of Pay and Performance and Normalization of CEO Compensation – Shareholders were pleased that the Board meaningfully addressed and was responsive to previous feedback regarding CEO pay levels by normalizing
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iv Tutor Perini Corporation | 2026 Proxy Statement

CEO compensation in 2025 commensurate with (and below the median of) CEO pay among its peer group companies. They were also encouraged by the performance of the Company’s stock price over the recent year and the potential for significantly improved pay-for-performance alignment given the reduced CEO compensation in 2025 and the Company’s relative three-year total shareholder return (“TSR”) tracking to be the highest among its peer group.
•Elimination of Problematic Pay Practices – Shareholder feedback also focused on certain problematic pay practices, such as payment of guaranteed bonuses to certain executives and accelerated vesting of certain equity awards for a voluntary departure by an executive. Going forward, the Company plans to avoid guaranteed cash bonuses or accelerated vesting of equity awards for voluntary terminations. To that end and to normalize NEO compensation practices, the Company entered into new employment letters in 2025 with its business segment leaders, Mr. Ariqat and Mr. Jensen, replacing legacy employment agreements that contained commitments to pay additional annual cash bonuses. In connection with entering into new employment letters, we have or will grant awards of restricted stock units to Mr. Ariqat and Mr. Jensen in 2025 and 2027 that will each vest over three years based on continued employment, which are intended to replace these cash bonuses. As part of the negotiations, the Company was able to extend their employment commitment for an additional five years and to retain these key executives in their roles during the Company’s anticipated period of significant growth ahead and facilitate succession planning.
•Broadened Use of Long-Term Equity Awards – Since the Company’s shareholders approved additional shares under the Omnibus Incentive Plan (the “Plan”) in 2025, the Compensation Committee, based on the recommendation of Mr. Smalley, has broadened the use of long-term equity awards as an element of compensation to align our employees’ interests more closely with those of our shareholders. In prior years, only a select handful of key executives received annual equity awards; in 2025 we began expanding our equity-based program to a broader group of employees, better aligning their pay with shareholder interests and continued company success. After the Company’s shareholders approved additional shares under the Plan in 2025, the Compensation Committee changed its compensation practices and no longer intends to grant cash-settled long-term incentive awards to our NEOs moving forward.
2025 FINANCIAL HIGHLIGHTS

•Record operating cash flow of $748.1 million, up 49% year over year (fourth consecutive year of record cash flow)
•Record revenue of $5.5 billion in 2025, up 28% year over year
•Income from construction operations of $232.0 million in 2025, up significantly compared to a loss from construction operations of $103.8 million in 2024, reflecting continued strong operating performance and contributions from higher-margin projects
•Strong near-record backlog of $20.6 billion as of December 31, 2025, up 10% year over year, driven by $7.4 billion of new awards and contract adjustments in 2025
•Reduced total debt by $126.8 million, or 24%, during 2025

Our fiscal 2025 performance exceeded our expectations for each key financial metric. We delivered record revenue and operating cash flow, strong earnings, and achieved a new record backlog during the year, concluding the year with a near-record backlog that provides a solid foundation for future performance.

Revenue
Revenue (in billions)
$6
$5
$4
$3
$3.9
$4.3
$5.5
2023
2024
2025

Diluted EPS and Adjusted EPS*
$5.00
$2.50
$-
$(2.50)
$(5.00)
$(3.30)
$(3.08)
$(3.13)
$(2.37)
$1.51
$4.29
2023
2024
2025
Diluted EPS
Adjusted EPS

*Adjusted Diluted Earnings (Loss) per Share (“Adjusted EPS”) excludes the impact of share-based compensation expense (as well as the associated tax benefit) from Diluted Earnings (Loss) per Share (“Diluted EPS”). See Regulation G Information for a reconciliation of Adjusted EPS to Diluted EPS, the most directly comparable measure under generally accepted accounting principles in the United States (“GAAP”).

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Tutor Perini Corporation | 2026 Proxy Statement v

Operating Cash Flow
Operating Cash Flow (in millions)
$800
$700
$600
$500
$400
$300
$200
$308.5
$503.5
$748.1
2023
2024
2025

Year-End Backlog
Backlog (in billions)
$23
$18
$13
$8
$3
$10.2
$18.7
$20.6
2023
2024
2025

Stock Performance
December 31, 2022 - 2025
Closing Price
TPC Common Stock
$70
$60
$50
$40
$30
$20
$10
$0
3-Year CAGR of 107%
$7.55
$9.10
$24.20
$67.02
2022
2023
2024
2025

Tutor Perini is delivering on its commitment to grow the business, achieve solid profitability, and generate strong, consistent cash flow and long-term shareholder value.
2025 ANNUAL INCENTIVE PLAN OUTCOMES AND LONG-TERM INCENTIVE PAYOUTS
The three metrics used to evaluate the performance of our Named Executive Officers under the Company’s 2025 annual incentive compensation program were: operating cash flow (40%), pre-tax income (40%) and individual performance (20%). The Company’s financial performance in 2025 resulted in the following achievements: operating cash flow at 272% of target and pre-tax income at 106% of target. Individual performance results were based on our Compensation Committee’s largely subjective review of the Named Executive Officers’ achievement of preset individual goals. With respect to long-term incentives, Mr. Smalley’s Cash-Settled Performance Stock Units (“CPSUs”) that were eligible to vest on December 31, 2025 were earned based on the Company’s annualized stock price growth over a three-year performance period. These CPSUs paid out at 200% of target. For additional information, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.
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vi Tutor Perini Corporation | 2026 Proxy Statement

LONG-TERM SHARE-BASED INCENTIVE COMPENSATION STRATEGY
In 2025, the shareholders approved the Plan, as amended and restated to increase the number of shares available for awards by two million shares and to extend the term of the Plan through April 10, 2030. The Plan amendment was intended to, among other things, ensure that we are able to enhance our long-term, share-based incentive compensation strategy, which is a critical element of our Pay-for-Performance compensation philosophy designed to align incentives for employees with the creation of shareholder value. Historically, we have focused on providing equity-based incentive compensation awards to a relatively small number of key executives. As part of our efforts to advance our compensation program into one that is more closely aligned with traditional practices at other public companies as intended by the increase in the number of shares available under the Plan amendment, Mr. Smalley, with the oversight of the Compensation Committee, has expanded the grantees of equity-based incentive compensation awards to a broader group of employees. After the Company’s shareholders approved additional shares under the Plan in 2025, the Compensation Committee changed its compensation practices and no longer intends to grant cash-settled long-term incentive awards to our NEOs moving forward.
COMPENSATION PROGRAM HIGHLIGHTS. Our Compensation Committee believes that its executive compensation and benefits philosophy and objectives have resulted in a program that aligns our executives’ interests with those of our shareholders.

WHAT WE DO:

Majority of NEO target annual compensation is performance-based
Active shareholder outreach and engagement
Benchmark NEO compensation against our peer group
Separation benefits and equity acceleration only on a “double-trigger” in connection with a change in control
Board and NEO Share Ownership Guidelines
SEC- and NYSE-compliant Clawback policy
Mitigation of Undue Compensation Risk
Independent Compensation Consultant

WHAT WE DON’T DO:

No dividends paid on unvested equity awards
No change in control excise tax gross-ups
No repricing of underwater stock options (without shareholder approval)
No hedging, short sales or derivative transactions in Company stock
No pledges of Company stock by executive officers or directors

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Tutor Perini Corporation | 2026 Proxy Statement vii

REGULATION G INFORMATION
To supplement financial measures presented under GAAP, we are presenting Adjusted EPS, which is a non-GAAP financial measure. This non-GAAP financial measure is intended to provide additional insight that facilitates the comparison of our past and present performance, and it is among the indicators management uses to assess the Company’s financial performance and to forecast future performance. By presenting this non-GAAP financial measure, we aim to provide investors and stakeholders with a clearer understanding of our operating results and enhance transparency with respect to the key financial metrics used by our management in its financial and operational decision-making.
Adjusted EPS for the periods presented below excludes share-based compensation expense (as well as the tax benefit associated with the expense). We exclude share-based compensation expense because this expense could result in significant volatility in our reported earnings, driven primarily by fluctuations in the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company’s common stock. By adjusting for share-based compensation, Adjusted EPS presents a supplemental depiction of our operational performance and financial health. This approach allows stakeholders to focus on our core operational efficiency and profitability without the variable impact to earnings caused by significant changes in our stock price. This non-GAAP measure is intended to offer a consistent basis for evaluating the Company’s performance, which management believes is meaningful to stakeholders.
The non-GAAP financial measure included herein as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, this non-GAAP financial measure is not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measure prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliation of Diluted Earnings (Loss) per Common Share to Adjusted EPS

	Year Ended December 31,
	2025	2024	2023
Diluted earnings (loss) per common share, as reported	$1.51	$(3.13)	$(3.30)
Plus: Share-based compensation expense impact per diluted share	2.81	0.77	0.24
Less: Tax benefit provided on share-based compensation expense per diluted share	(0.03)	(0.01)	(0.02)
Adjusted diluted earnings (loss) per common share	$4.29	$(2.37)	$(3.08)
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viii Tutor Perini Corporation | 2026 Proxy Statement

TUTOR PERINI CORPORATION

PROXY STATEMENT FOR THE
2026 ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Tutor Perini Corporation (the “Company,” “Tutor Perini,” “TPC,” “we,” “us” or “our”) of proxies for use in voting at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our corporate headquarters, 15901 Olden Street, Sylmar, California, on May 20, 2026 at 11:30 a.m. Pacific Time, and any adjournment or postponement thereof. Only shareholders of record as of the close of business on March 25, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the Company had 52,614,703 shares of common stock outstanding. Each share of common stock is entitled to one vote.

VOTING MATTERS AND RECOMMENDATIONS OF OUR BOARD
At the Annual Meeting, our shareholders will consider and vote on the following matters:

Board’s Voting Recommendations
Proposal 1	Election of Directors	✓ FOR each nominee
Proposal 2	Ratification of the Appointment of Independent Auditor	✓ FOR
Proposal 3	Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation	✓ FOR
Shareholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
On or about April 9, 2026, proxy materials for the Annual Meeting, including this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, are expected to be made available over the Internet to shareholders entitled to vote at the Annual Meeting. The proxy materials may be accessed by visiting http://investors.tutorperini.com/events-calendar/proxy-voting.
INFORMATION REGARDING THE ANNUAL MEETING
Voting Procedures and Deadlines
Shares Held of Record. If you hold shares in your own name as a holder of record, you may vote your shares over the Internet at www.proxyvote.com, as discussed in the Notice of Internet Availability of Proxy Materials or printed proxy materials, as applicable, mailed to shareholders of record. In addition, if you requested to receive printed proxy materials, you may vote your shares via your enclosed proxy card or telephonically by dialing 1-800-690-6903. Proxies submitted via the Internet or by telephone must be received by 8:59 p.m., Pacific Time on May 19, 2026. You may request a printed copy of the proxy materials by following the procedures set forth in the Notice of Internet Availability of Proxy Materials, and you may vote your shares by following the instructions on the enclosed proxy card.

Shares Held in Street Name. If the shares you own are held in “street name” by a broker, bank or other nominee or fiduciary, you are considered the “beneficial owner” of such shares, and your broker, bank or other nominee or fiduciary will provide you with a Notice of Internet Availability of Proxy Materials, or a printed set of proxy materials together with a voting instruction form, which you may use to direct how your shares will be voted. In order to vote your shares, you must follow the voting instructions forwarded to you by, or on behalf of, that organization. Please note that, to allow intermediaries time to collect and submit vote results, the deadline to vote shares held in street name is typically a few days earlier than the deadline for shareholders of record. Brokers, banks or other nominees or fiduciaries are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other nominee or fiduciary how to vote, and you are also invited to attend the Annual Meeting. Brokers are not permitted to vote on
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Tutor Perini Corporation | 2026 Proxy Statement 1

certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. We encourage you to provide instructions to your broker, bank or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record shareholder, you may not vote the shares in person at the Annual Meeting, unless you obtain a legal proxy from the broker, bank or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.
Attending the Annual Meeting
Shareholders of record or beneficial owners of our common stock as of the Record Date are entitled to participate in and vote at the Annual Meeting. Shareholders of record may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the Annual Meeting. Seating and parking are limited. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If your shares are registered in the name of a broker, bank or other nominee or fiduciary (your record holder), you may be asked to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission.

Electronic Availability of Proxy Statement and 2025 Annual Report
As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2025 Annual Report available to shareholders electronically via the Internet at http://investors.tutorperini.com/events-calendar/proxy-voting. On or about April 9, 2026, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2025 Annual Report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials, unless you request one by following the instructions contained in the notice. We believe that providing our proxy materials over the Internet increases the ease and ability of our shareholders to connect with the information they need and reduces the environmental impact of our Annual Meeting.
Quorum
The presence, in person or by proxy, of outstanding shares of common stock representing a majority of the votes entitled to be cast on a matter by a voting group is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
Votes Required on Proposals

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes
Proposal 1	Election of Directors	Majority of votes cast	Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the proposal
Proposal 2	Ratification of the Appointment of Independent Auditor	Majority of votes cast	Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the proposal
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	Majority of votes cast	Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the proposal

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. For purposes of establishing a quorum, abstentions in person and proxies received but marked as abstentions as to any or all matters to be voted on count as the shares being present.
If your shares are held for you in “street name” (i.e., you own your shares through a brokerage, bank or other nominee or fiduciary account), you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than to the Company. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may
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2 Tutor Perini Corporation | 2026 Proxy Statement

in some cases vote the shares in their discretion, but they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.
Proxy Solicitation
In addition to solicitation by mail, our directors, officers and employees may solicit proxies from Tutor Perini shareholders by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. The Company has retained the services of Alliance Advisors, LLC to assist as needed in the proxy preparation, review and solicitation process for a fee of $11,000 plus reimbursement of certain out-of-pocket costs. Furthermore, we pay the cost of soliciting proxies, which may include the reimbursement of brokers’, banks’ and other nominees’ expenses for sending proxy materials to and obtaining voting instructions from their customers.
Revocation of Proxies
If you execute and return a proxy or vote via the Internet or telephonically in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials, your proxy may be revoked at any time before it is voted by providing written notice to our Corporate Secretary, by the subsequent execution and delivery of another proxy, or by voting during the Annual Meeting. Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described above do not apply and you must, instead, follow the directions provided by your broker to change those instructions.
Adjournments and Postponements
In accordance with our Fifth Amended and Restated By-Laws (the “By-Laws”), the Annual Meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, by action of the presiding officer of the Annual Meeting. Additionally, the Annual Meeting may be postponed and rescheduled by the Board. There may be no notice of the time, date and place of the adjourned meeting, other than by announcement made at the Annual Meeting, regardless of whether or not a quorum is present. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent their proxies to revoke them any time prior to their use at the Annual Meeting as adjourned or postponed.
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Tutor Perini Corporation | 2026 Proxy Statement 3

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTOR NOMINEES
The Board, based on the recommendation of the Corporate Governance and Nominating Committee, proposed that the following ten nominees be elected at the Annual Meeting, each of whom will serve until the 2027 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or his or her earlier death, resignation, removal or disqualification. Each of the nominees was most recently elected at the 2025 Annual Meeting of Shareholders.

Name	Age	Director Since	Independent	Committee Memberships			Other Public Company Boards
				Audit	Compensation	Corporate Governance and Nominating
Ronald N. Tutor Executive Chairman & Former CEO Tutor Perini Corporation	85	1997	No
Gary G. Smalley Chief Executive Officer & President Tutor Perini Corporation	67	2025	No
Peter Arkley President, National Brokerage Alliant Insurance Services, Inc.	71	2000	Yes
Jigisha Desai Retired EVP & Chief Strategy Officer Granite Construction Incorporated	59	2021	Yes	M +		C
Sidney J. Feltenstein Managing Partner DIA Equity Partners	85	2013	No
Robert C. Lieber * Senior Advisor Island Capital Group LLC	71	2014	Yes	M +	M
Dennis D. Oklak Retired Chairman & CEO Duke Realty Corporation	72	2017	Yes	M +	C		1
Raymond R. Oneglia Vice Chairman O&G Industries, Inc.	78	2000	Yes			M
Dale Anne Reiss Retired Global Director, Real Estate, Hospitality & Construction, Ernst & Young	78	2014	Yes	C +		M	2
Shahrokh (“Rock”) Shah Retired Managing Director & Group Head E&C, BMO Bank	70	2024	Yes	M +	M
* Lead Independent Director
+ Audit Committee Financial Expert
C Chairperson
M Member
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4 Tutor Perini Corporation | 2026 Proxy Statement

The principal occupation, business experience and educational background of each director nominee are set forth below:

Ronald N. Tutor
Age: 85
Director Since: 1997
Board Role: Executive Chairman
Independent: No
Professional Experience and Highlights
•Chairman of the Company since 1999 and Chief Executive Officer, March 2000 – December 2024
•Chairman of the Board, President and Chief Executive Officer of Tutor-Saliba Corporation, a privately held company, until its merger with the Company in 2008
•Life Trustee of the University of Southern California
Education, Certifications & Associations
•Bachelor of Science in Finance, University of Southern California
Select Skills and Qualifications
Mr. Tutor brings to the Board extensive knowledge of the Company’s business and strategy. His over 25 years at the Company and over 63 years in the construction industry provides the Board with unique perspective and industry-acknowledged leadership.

Gary G. Smalley
Age: 67
Director Since: 2025
Board Role: Director
Independent: No
Professional Experience and Highlights
•Chief Executive Officer of the Company since January 2025 and President since November 2023; and Executive Vice President and Chief Financial Officer, September 2015 – November 2023
•Senior Vice President and Controller with Fluor Corporation (“Fluor”), a multinational engineering and construction firm; Group Chief Financial Officer for one of Fluor’s business segments, 2008 – 2015; and Vice President of Internal Audit and several other financial operations management roles in Australia, Chile, Mexico and the United States over his 24-year tenure at Fluor

•Audit positions with Ernst & Young LLP and J.P. Stevens and Company
Education, Certifications & Associations
•Bachelor of Science in Business Administration, University of North Carolina at Chapel Hill
•Master of Business Administration, Northwestern University
•Certified Public Accountant (inactive)
•Certified Fraud Examiner (inactive)
•Chartered Global Management Accountant (inactive)
Select Skills and Qualifications
Mr. Smalley brings 35 years of engineering and construction industry experience to the Board. Throughout his career, he has gained an in-depth knowledge of domestic and international project operations, litigation and dispute resolution, risk management and financial matters.
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Tutor Perini Corporation | 2026 Proxy Statement 5

Peter Arkley
Age: 71
Director Since: 2000
Board Role: Director
Independent: Yes
Professional Experience and Highlights
•President, National Brokerage at Alliant Insurance Services, Inc. (“Alliant”), a leading insurance and bonding brokerage firm, since April 2024; President of Alliant Retail Property and Casualty, which encompasses a nationwide footprint and 15 specialty insurance operations, March 2022 – April 2024; President of Alliant Specialty Group, April 2017 – March 2022; and Senior Managing Director, Construction Services Group of Alliant, June 2011 – April 2017

•Chairman and Chief Executive Officer of Aon Construction Services Group, a global insurance broker servicing the construction industry, 1999 – 2011
Education, Certifications & Associations
•Bachelor of Science in Finance, Wagner College
Select Skills and Qualifications
With over 30 years of insurance industry experience, Mr. Arkley has extensive knowledge and expertise in insurance and sureties with specific background relating to construction services. He provides the Board with valuable insights on risk management and financial services.

Jigisha Desai
Age: 59
Director Since: 2021
Board Roles:
•Corporate Governance and Nominating Committee Chair
•Audit Committee Member
Independent: Yes
Professional Experience and Highlights
•Retired Executive Vice President and Chief Strategy Officer at Granite Construction Incorporated (“Granite”), a prominent heavy civil infrastructure construction company, January – December 2021; Granite’s Senior Vice President and Chief Financial Officer July 2018 – January 2021; Vice President of Corporate Finance and Treasurer, September 2013 – July 2018; and various other financial management roles at Granite, 1993 – 2013

•Director of Central States, employee-owned producer of metal roof, siding, and packages for buildings, since April 2024 and Director and Audit Committee Chair of Weston Solutions, Inc., employee-owned environmental and infrastructure services firm, since May 2025

•Former Director of ElementUSA Minerals, a privately held company until 2024
Education, Certifications & Associations
•Bachelor of Science in Accounting, University of Houston
•Master of Business Administration in Corporate Finance, Golden Gate University
•Certified Treasury Professional (inactive)
•Alumna of the Advanced Management Program and Women Executives on Boards, Harvard Business School
•Certificate in Cyber Risk Governance and a Qualified Risk Director Designation, DCRO Institute
Other Public Company Board Service
•Former Director of 1st Capital Bank, from 2020 until 2024 when it was acquired
•Former Director and audit committee chair of QualTek Services, Inc., February – December 2022
Select Skills and Qualifications
Ms. Desai’s distinguished 30-year career encompasses extensive experience in the construction industry and as a qualified financial expert, board director, and strategic leader with a focus on corporate finance, risk management, business leadership, and corporate strategy.

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6 Tutor Perini Corporation | 2026 Proxy Statement

Sidney J. Feltenstein
Age: 85
Director Since: 2013
Board Role: Director
Independent: No
Professional Experience and Highlights
•Managing Partner of DIA Equity Partners, a private equity firm, since April 2022
•Director of Fast Fresh Brands, TGI Friday’s and Wings n’ More, all privately held companies
•Senior Operating Partner of Sentinel Capital Partners, an American private equity firm focusing on mid-market companies, February 2010 – June 2023
•Retired Chairman and Chief Executive Officer of Yorkshire Global Restaurants, Inc., the holding company for A&W Restaurants and Long John Silver’s, which he founded in 1994 until February 2003
•Overseer and Trustee Emeritus and former Trustee and Audit Committee Chair of Boston University, and Trustee of One Family Health, both non-profit organizations
Education, Certifications & Associations
•Bachelor of Arts in Communications, Boston University
Select Skills and Qualifications
Mr. Feltenstein brings extensive operational and marketing management expertise to the Board through various executive positions held over his career and through his experience as a chairman and director of many other companies.

Robert C. Lieber
Age: 71
Director Since: 2014
Board Roles:
•Lead Independent Director and Vice Chairman
•Audit Committee Member
•Compensation Committee Member
Independent: Yes
Professional Experience and Highlights
•Senior Advisor and member of the investment committee and valuation committee of Island Capital Group LLC, a leading international real estate merchant bank, and its affiliates, including C-III Capital Partners, a fully diversified asset management and commercial real estate services company, of which Island Capital Group LLC is the controlling parent, since January 2026

•Former Executive Managing Director of Island Capital Group LLC and C-III Capital Partners LLC, July 2010 – December 2025
•Former Chief Executive Officer and President of Exantas Capital Corp. (now known as ACRES Commercial Realty Corp.), a publicly traded real estate mortgage investment trust from 2014 until its disposition in 2017, which was managed by a subsidiary of C-III Capital Partners LLC, September 2016 – August 2020

•Deputy Mayor for Economic Development for City of New York, served under Mayor Michael R. Bloomberg, 2008 – 2010 and President of the NYC Economic Development Corporation, 2007 – 2008
•Retired, former Lehman Brothers Global Head of Real Estate Investment Banking and Managing Director of Lehman Brothers Real Estate Private Equity business, 1984 – 2006
Other Public Company Board Service
•Former Director of Resource Real Estate Opportunity REIT, Inc., a public nontraded real estate investment trust 2018 – 2022
•Former Director of Acre Realty Investors, Inc. a publicly traded commercial real estate investment trust, from 2014 until its acquisition in 2017
Education, Certifications & Associations
•Bachelor of Arts, University of Colorado
•Master of Business Administration, Wharton School, University of Pennsylvania
Select Skills and Qualifications
Mr. Lieber brings to the Board extensive expertise and insight into corporate finance, capital raising and political matters pertaining to real estate and infrastructure development projects gained through his experience in the investment, governmental and investment banking sectors.
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Tutor Perini Corporation | 2026 Proxy Statement 7

Dennis D. Oklak
Age: 72
Director Since: 2017
Board Roles:
•Compensation Committee Chair
•Audit Committee Member
Independent: Yes
Professional Experience and Highlights
•Retired Chief Executive Officer of Duke Realty Corporation, a publicly traded real estate investment trust focused on industrial and office properties, 2004 – 2015
•Chief Accounting Officer, Duke Realty Corporation, 1994 – 2001
•Non-Executive Chair of the Board of Managers of ITR Concession Company LLC, lessee of the Indiana Toll Road, since March 2016
•Board member of the Eskenazi Health Foundation, a non-profit organization
Education, Certifications & Associations
•Bachelor of Science in Accounting and Economics, Ball State University
•Certified Public Accountant (inactive)
Other Public Company Board Service
•Lead Independent Director of Xenia Hotels and Resorts
•Former Chairman of the Board of Duke Realty Corporation
Select Skills and Qualifications
Mr. Oklak contributes to our Board expertise in real estate, construction, consulting, operations, development and executive leadership, as well as finance, accounting and auditing expertise from nine years at Deloitte prior to joining Duke Realty Corporation. The Board also values his experience as a public company director, chief executive officer, and chief accounting officer.

Raymond R. Oneglia
Age: 78
Director Since: 2000
Board Role: Corporate Governance and Nominating Committee Member
Independent: Yes
Professional Experience and Highlights
•Vice Chairman of the Board of Directors of O&G Industries, Inc. (“O&G”) since 1997; served in various operating and administrative capacities with O&G, 1970 – 1997. Since 1923 O&G has been a provider of heavy/civil construction and commercial building services, and a producer of construction materials.

Education, Certifications & Associations
•Bachelor of Science, Union College
Select Skills and Qualifications
Mr. Oneglia’s more than 50 years of experience at O&G allow him to contribute an in-depth construction industry perspective to the Board. In 2023, he received Engineering News-Record New England’s 2023 Legacy Award in recognition of his lifetime of service to the construction industry.
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8 Tutor Perini Corporation | 2026 Proxy Statement

Dale Anne Reiss
Age: 78
Director Since: 2014
Board Roles:
•Audit Committee Chair
•Corporate Governance and Nominating Committee Member
Independent: Yes
Professional Experience and Highlights
•Managing Director of Artemis Advisors LLC, a real estate restructuring and consulting firm, since June 2008
•Former Senior Managing Director of Brock Capital Group LLC, a boutique investment bank, 2009 – 2024, and chair of its affiliate, Brock Real Estate LLC, 2010 – 2024
•Retired Senior Partner at Ernst & Young LLP, and its predecessor Kenneth Leventhal & Company, for over 25 years, where she was the Global and the Americas Director of Real Estate, Hospitality and Construction, 1995 – 2008

•Governor of the Urban Land Institute Foundation, a non-profit organization, where she previously served on the Board
Education, Certifications & Associations
•Bachelor of Science from the Illinois Institute of Technology
•Master of Business Administration from the University of Chicago
•Certified Public Accountant
Other Public Company Board Service
•Director, Chair of Nominating & Governance Committee, Member of the Audit Committee of DigitalBridge Group, Inc.
•Director, Chair of the Audit Committee of Starwood Real Estate Income Trust
•Former Director, iStar Inc., Post Properties, Care Capital Properties, Inc., and CYS Investments, Inc.
Select Skills and Qualifications
Ms. Reiss brings to the Board extensive expertise in financial and accounting matters and valuable knowledge of corporate governance from her extensive experience at several major public accounting firms, her leadership experience in management and operations, and as a public company director.

Shahrokh (“Rock”) Shah
Age: 70
Director Since: 2024
Board Roles:
•Audit Committee Member
•Compensation Committee Member
Independent: Yes
Professional Experience and Highlights
•Retired Managing Director and Group Head of the Engineering & Construction Group at BMO Bank, a leading North American bank, August 2010 – February 2024; Managing Director and Group Head of the Engineering & Construction Group at BMO Capital Markets, February 2000 – July 2010; and served in other roles at BMO, 1986 – 2000

•Director, JAG Companies, Inc., since September 2025 and Director, Chair of the Audit Committee, and Member of the Executive Committee, Compensation Committee and Government Security Committee of Pernix Group Inc., since December 2020, both privately held companies

•Advisory board member of Anvil Builders, Inc., a private company
•Honorary Member, Board of Directors of The Beavers, a California-based Heavy Engineering Construction Association
Education, Certifications & Associations
•Degree in Chemical Engineering, University of Toronto
•Master of Business Administration, Queen’s University in Kingston, Ontario
•Registered Professional Engineer
Select Skills and Qualifications
Mr. Shah’s brings to the Board four decades of experience and extensive expertise gained from providing corporate and investment banking, mergers and acquisitions, finance and strategy development services to companies in the engineering and construction industry, coupled with meaningful, lasting relationships forged throughout the industry.

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Tutor Perini Corporation | 2026 Proxy Statement 9

Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of each of the director nominees to hold office until the 2027 Annual Meeting of Shareholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification. Cumulative voting is not permitted. Each nominee has consented to being named in this proxy statement and, if elected, each nominee has consented to serve as a director until his or her successor is duly elected and qualified, or until their earlier death, resignation, removal or disqualification. The Board does not contemplate that any nominee will be unable to serve as a director for any reason, but if that should occur prior to the meeting, proxies solicited hereby may be voted either for a substitute nominee designated by the Board, or the Board may determine to leave any such Board seat vacant until a suitable candidate is identified or reduce the size of the Board.
Board Recommendation
THE TUTOR PERINI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR.
CORPORATE GOVERNANCE POLICIES AND PRACTICES
Board Composition
The Board currently consists of ten directors, all of whose terms expire upon the election of their successors at the Annual Meeting and upon their successors’ earlier election and qualification, or until their earlier death, resignation, removal or disqualification. As further described below, the Board and the Corporate Governance and Nominating Committee are mindful of the benefits of periodic Board refreshment and are committed to identifying the most qualified director candidates who can make a significant contribution to the Board. The Board believes that its current members possess a strong mix of skills, experience and attributes that are beneficial to the Company and our shareholders.
Effective September 8, 2008 upon completion of the merger between Perini Corporation (“Perini”) with Tutor-Saliba, the Company entered into a shareholders agreement (as subsequently amended, the “Amended Shareholders Agreement”) with Mr. Tutor, as the shareholder representative, and each of the former Tutor-Saliba shareholders who became shareholders of Tutor Perini. Under the Amended Shareholders Agreement, Mr. Tutor (as the representative of the former Tutor-Saliba shareholders) has the right to designate one nominee for election as a member of the Board (and thereafter, for nomination for election), so long as Mr. Tutor and the trusts he controls (the “Tutor Group”) own at least 11.25% of the outstanding shares of the Company’s common stock. For more information, see “Certain Relationships and Related Party Transactions—Amended Shareholders Agreement.” Mr. Tutor has elected to exercise his right to designate one nominee to the Board since November 2013 and has designated Mr. Feltenstein for nomination and election to the Board. The Corporate Governance and Nominating Committee reviewed Mr. Feltenstein’s qualifications and his nomination was unanimously approved by the Board.
Board Refreshment
The Board recognizes the benefits of periodically refreshing its membership, taking into account the importance to the Company and its shareholders of both continuity and new perspectives. Within the past four years, two long-time directors did not stand for re-election and departed from the Board (a third director passed away). The Board added Ms. Desai in 2021, Mr. Shah in 2024 and Mr. Smalley in 2025. The Board remains actively engaged in identifying additional highly qualified candidates in anticipation of further refreshment of its membership over the next several years. To assist the Board in this process, the Corporate Governance and Nominating Committee retained Spencer Stuart, an executive search consulting firm, to help identify and assess potential candidates who would enhance the expertise and overall composition of the Board. The Board and Corporate Governance and Nominating Committee strive to develop a pool composing a variety of candidates, including consideration of each candidate’s professional experience, individual background, viewpoints and perspectives.
Director Independence

The Board and the Corporate Governance and Nominating Committee annually assess its directors’ independence, pursuant to the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. In addition to meeting the minimum NYSE standards of independence, a director qualifies as “independent” only if the Board affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company and its management). The Board has affirmatively determined that Mr. Arkley, Ms. Desai, Mr. Lieber, Mr. Oklak, Mr. Oneglia, Ms. Reiss and Mr. Shah are independent directors. In making its determination of independence, the Board broadly considered all relevant facts and circumstances when assessing the materiality of each of the director’s relationships with the Company. The Board considered a
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10 Tutor Perini Corporation | 2026 Proxy Statement

broad range of possible relationships, including, among others, commercial, industry, banking, consulting, legal, accounting, charitable and familial.
In assessing the director’s independence, the Board considered the Company’s business relationships with firms affiliated with Mr. Arkley and Mr. Oneglia, and concluded that those relationships were not material and, therefore, the directors are independent.
A summary of the Board’s analysis follows:
•With respect to Mr. Arkley, the Board considered the relationship between the Company and Alliant, of which Mr. Arkley is currently, President, National Brokerage, at Alliant Insurance Services, Inc., and has previously served as the President of Alliant Retail Property and Casualty from March 2022 to March 2023, and as President of Alliant Specialty Group from April 2017 to March 2022. The Board took into account the following factors and determined that the Company’s relationship with Alliant did not impact Mr. Arkley’s independence: (1) services provided by Alliant are supplied to Tutor Perini on terms similar to Alliant’s other customers; (2) revenue generated by Alliant for services provided to Tutor Perini are not material to Alliant’s U.S. or consolidated revenue, significantly below the NYSE quantitative threshold; (3) the extent to which Mr. Arkley was personally involved in the management of Alliant’s services provided to the Company; (4) Mr. Arkley recuses himself on all Board decisions regarding insurance; (5) Mr. Arkley does not have the authority to unilaterally negotiate Alliant’s fees charged to the Company; (6) commissions paid by the Company are a) established by arrangements negotiated between Alliant and insurance carriers, b) applied uniformly to all of Alliant’s customers and c) publicly disclosed; and (7) remuneration paid to Mr. Arkley for his role at Alliant is not directly tied to the Company’s use of Alliant’s services. Finally, the Board considered other qualitative factors, including those that could result in only the appearance of a lack of independence, and concluded that Mr. Arkley is independent in both fact and appearance, and that Mr. Arkley does not and will not have a direct or indirect material interest in Alliant’s transactions with the Company.
•For Mr. Oneglia, the Board considered the relationship between O&G, of which Mr. Oneglia is Vice Chairman of the Board of Directors and a shareholder, and Tutor Perini, including the construction joint ventures and subcontract arrangements between Tutor Perini and O&G. The Board considered the following factors in determining Mr. Oneglia’s independence: (1) subcontract services and property provided by TPC’s subsidiaries are supplied to an O&G-sponsored joint venture on terms similar to TPC’s other customers; (2) amounts paid for such services or property provided by TPC subsidiaries to an O&G-sponsored joint venture are not material to O&G’s consolidated revenue, below the NYSE quantitative threshold; (3) the joint ventures are formed for the limited purposes of performing specific contractual requirements for owners as is commonplace in the construction business; (4) Mr. Oneglia recuses himself on all Board decisions related to the joint ventures; (5) Mr. Oneglia is not personally involved in the management of the joint ventures; and (6) Mr. Oneglia does not have the authority to unilaterally negotiate and approve the terms of the joint venture or subcontract arrangements. In addition, the Audit Committee and/or the independent directors of the Board have, in each instance of a proposed joint venture, assured itself that the joint venture is on terms no more favorable to O&G than have been the terms of other joint ventures in which the Company has participated. The Board also considered the qualitative and quantitative factors pursuant to NYSE independence standards and determined that none of these factors impacted Mr. Oneglia’s independence. As a result, the Board concluded that Mr. Oneglia is independent in both fact and appearance.
Mr. Tutor and Mr. Smalley are employees of the Company, and Mr. Feltenstein is Mr. Tutor’s father-in-law. Accordingly, none of these directors serve on standing committees reserved for independent directors.

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Tutor Perini Corporation | 2026 Proxy Statement 11

CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS:

Lead Independent Director provides strong independent leadership of our Board
Majority Independent Board - all directors except for Mr. Tutor, Mr. Smalley, and Mr. Feltenstein are independent
Majority vote standard in uncontested elections with director resignation policy
Annual election of directors
Ongoing Board refreshment
Shareholder right to call a special meeting
Annual Board and committee self-evaluations
Board and Named Executive Officer (“NEO”) share ownership guidelines
Active shareholder outreach and engagement
Robust Code of Ethics
SEC- and NYSE-compliant Clawback policy
Market-standard policies limiting director memberships on other public company boards and committees
Independent Audit, Compensation, and Corporate Governance and Nominating Committees
Annual “say-on-pay” advisory vote
Anti-hedging and anti-pledging policies

Board Leadership
Effective January 1, 2025, Mr. Smalley succeeded Mr. Tutor as Chief Executive Officer and became a member of the Board. In connection with the succession, our Board has determined it is currently appropriate to separate the Chief Executive Officer and Chairman role with Mr. Tutor continuing to serve as Executive Chairman of the Board. Our Board believes that, under these circumstances, separating the Chief Executive Officer and Chairman roles will allow the Company to leverage Mr. Tutor’s extensive knowledge of the Company and the construction industry, while it has transitioned management of the Company’s business and operations to Mr. Smalley. In accordance with Mr. Tutor’s employment agreement, he will continue to serve as Executive Chairman of the Board through December 31, 2026.
Lead Independent Director
Mr. Lieber is the Vice Chairman of the Board and Lead Independent Director designated as such by the independent directors, upon recommendation of the Corporate Governance and Nominating Committee. In his capacity as Lead Independent Director, Mr. Lieber has the following duties and authority:
•Chairing any meeting of the non-management directors in executive session;
•Meeting with any director who is not adequately performing his duties as a member of the Board or any committee;
•Serving as a liaison between the Chairman of the Board and the independent directors;
•Facilitating communications between other members of the Board and the Chairman of the Board; however, each director is free to communicate directly with the Chairman of the Board;
•Working with the Chairman of the Board to prepare the agenda for Board meetings and determining the need for special meetings of the Board; and
•Consulting with the Chairman of the Board on matters relating to corporate governance and Board performance.
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12 Tutor Perini Corporation | 2026 Proxy Statement

Meetings of the Board of Directors
During 2025, the full Board met four times. During each director’s term of office in 2025, each director attended at least 75% of the total number of meetings of the Board and the total number of meetings held by each committee on which he or she served during the period. Our non-management directors met in executive session on the same day as each of the four regular scheduled Board meetings in 2025. The members of the Board are encouraged but not required to attend our annual shareholder meetings. All of the directors at that time attended the 2025 Annual Meeting of Shareholders.
The Board’s Role in Risk Oversight
Management is responsible for the Company’s day-to-day risk management activities. The Board is responsible for risk oversight, which includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels, including cybersecurity, data privacy and other risks. The Board also plays an integral role in providing risk oversight on potential related party transactions and transactions outside of the normal course of our operations. Our Board administers its risk oversight function as a whole and through its committees. The various committees of the Board oversee certain risks including, but not limited to, the following:
•Audit Committee – Regularly reviews the integrity of the Company’s financial reporting process including internal control over financial reporting and discusses with management certain risk exposures, including cybersecurity and other information technology risks, their potential financial impact on the company and its risk mitigation strategies, and receives regular reports from our Chief Information Officer, along with members of senior management, on the identification and status of cybersecurity risks and management.
•Compensation Committee – Regularly reviews the compensation policies and practices throughout the Company to confirm that these plans do not encourage excessive risk-taking.
•Corporate Governance and Nominating Committee – Periodically reviews and assesses the adequacy of the Company’s governance structure, including the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.
The Board meets, at least quarterly, with management to discuss key risks to our operations and our strategy, as well as risk mitigation plans and activities.
Having a Lead Independent Director in place, as discussed above, helps to ensure that the Board is fulfilling its role in risk oversight.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
We have developed Corporate Governance Guidelines and a Code of Business Conduct and Ethics to outline our commitment to carefully govern the operation of our business and compliance with applicable laws and regulations, while maintaining the highest ethical standards. The Code applies to all of our officers, directors, agents and employees, including our principal executive officer, principal financial officer and principal accounting officer. Tutor Perini’s Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available in the “Corporate Governance” subsection of our website at http://investors.tutorperini.com/corporate-governance.

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Tutor Perini Corporation | 2026 Proxy Statement 13

Nominations for Director
The Board considers candidates who are independent, possess relevant business, professional or board experience to make a significant contribution to the Board and have sufficient availability to attend to the business of the Company. Annually, the Corporate Governance and Nominating Committee conducts an evaluation of the Board to determine whether it is functioning effectively and recommends to the full Board the slate of director-nominees to be nominated for election at the next annual meeting of shareholders. Potential candidates for the Board may include candidates nominated by shareholders in accordance with our By-Laws, those identified by a search firm retained for such purpose or candidates recommended by other persons, including current directors or executive officers. Pursuant to the Corporate Governance and Nominating Committee charter, the process and criteria for considering the recommendations of shareholders with respect to candidates for election to the Board is the same as those used for candidates recommended by other parties. The Corporate Governance and Nominating Committee values and considers varied skills, experiences, backgrounds, viewpoints and perspectives as important factors when identifying its pool of potential director nominees and when evaluating the Board as a group.
A shareholder who wishes to recommend a director candidate to the Corporate Governance and Nominating Committee for the 2027 Annual Meeting of Shareholders should submit the recommendation in writing to Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, and follow the requirements for shareholder nominations of directors set forth below under “Shareholder Proposals for 2027 Annual Meeting.”
Such shareholder notice shall provide the information and satisfy the other requirements set forth in the By-Laws.

Committees of the Board

To facilitate independent director review, our Board has determined that its oversight role is best supported by three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees is tasked with overseeing multiple governance and risk areas as set forth below. The Board reviews the composition of its standing committees at least annually to identify opportunities to further enhance their effectiveness, as well as to bring fresh perspectives to the committees.
Audit Committee

Audit Committee
Dale Anne Reiss, Chair
Jigisha Desai
Robert C. Lieber
Dennis D. Oklak
Shahrokh (“Rock”) Shah
Key Highlights:
•The Board has determined that each member of the Audit Committee is “independent,” “financially literate,” and an “audit committee financial expert” under the applicable rules of the NYSE and the SEC.
•None of the Audit Committee members serves on the audit committees of more than two other public companies.
•The Audit Committee met eight times during 2025.
Responsibilities: The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to, among other things, the:
•integrity of the Company’s financial statements and financial reporting process;
•Company’s compliance with financial, legal and regulatory requirements;
•independent auditor’s qualifications and independence;
•performance of the independent auditor and the Company’s internal audit function;
•Company’s system of disclosure controls and procedures and internal control over financial reporting; and
•Company’s overall risk profile.

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14 Tutor Perini Corporation | 2026 Proxy Statement

The Audit Committee appoints, retains, terminates, determines the compensation for, and oversees the independent auditor, reviews the scope of the audit by the independent auditor and inquiries into the effectiveness of the Company’s accounting and internal control functions. The Audit Committee also assists the Board in establishing and overseeing procedures for handling reports of potential misconduct, including (a) violations of law or the Company’s codes of conduct, or (b) any complaints and the confidential, anonymous submission by employees of the Company of concerns regarding accounting, internal accounting controls, auditing and federal securities law matters. It is also responsible for reviewing and approving any potential related party transactions of directors and executive officers, unless otherwise reviewed and approved by the independent members of the Board. The Audit Committee also reviews with management and the independent auditor the Company’s risks associated with, among other things, the Company’s overall financial reporting, disclosure process, legal matters, regulatory compliance, cybersecurity, artificial intelligence, and information technology. The Audit Committee has the authority to retain special accounting, legal or other consultants, as deemed necessary.
The Company has a full-time internal audit function that reports to our Audit Committee and the CFO, and is responsible, for among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of our Company’s system of internal controls. The Company also has a Corporate Compliance Officer who manages the Company’s ethics and compliance programs with reporting responsibilities to the Audit Committee.

The full responsibilities of the Audit Committee are included in its written charter, which is posted on the “Investors” section of our website, under the “Corporate Governance” subsection at http://investors.tutorperini.com/corporate-governance.

Compensation Committee

Compensation Committee
Dennis D. Oklak, Chair
Robert C. Lieber
Shahrokh (“Rock”) Shah

Key Highlights:
•The Board has determined that each member of the Compensation Committee is “independent” under NYSE requirements applicable to Compensation Committee members, and a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
•The Compensation Committee met six times during 2025.

Responsibilities: The Compensation Committee’s responsibilities include, among other things:
•Reviewing and approving the executive compensation programs and policies to assess whether they are consistent with the Company’s goals and objectives;
•Reviewing compensation for non-management directors annually and recommending any changes to the Board;
•Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of the established goals and objectives for such performance, and recommending to the independent directors the CEO’s compensation based on this evaluation for approval;
•Overseeing the evaluation of other executive officers, and reviewing and approving the compensation of such other executive officers taking into account such factors as it deems appropriate, including, but not limited to, the recommendations of the CEO;
•Reviewing, monitoring and approving or making recommendations to the Board, as appropriate, with respect to the adoption, amendment and termination of the incentive compensation and equity-based plans that are subject to Board approval, overseeing the administration and interpretation of such plans and discharging any duties imposed on the Committee by any of such plans;
•Reviewing compensation risk to confirm that policies and practices for employees do not encourage excessive risk-taking;
•Overseeing the administration of the Company’s clawback policy;
•Reviewing the Company’s share ownership and retention guidelines, and overseeing compliance by executive officers and directors with such guidelines;
•Overseeing administration of the Company’s pension plans, including monitoring of investments, approval of Company contributions, and approval of significant changes to the plan documents; and
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Tutor Perini Corporation | 2026 Proxy Statement 15

•Reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related disclosures required by the SEC rules to be included in the Company’s annual report and proxy statement, and recommending to the Board based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement.

The Compensation Committee has the authority to retain consultants to advise the Compensation Committee as it considers necessary. These compensation consultants report exclusively to the Compensation Committee, which has sole discretion to hire and fire the consultants and to approve their fees. The Compensation Committee retained the services of Meridian Compensation Partners, LLC (“Meridian”) in 2025. During the year, Meridian assisted the Compensation Committee with, among other things, analyzing and recommending the Company’s compensation peer groups; reviewing and designing share-based compensation awards, which have continued to include separate, diverse metrics as compared to the metrics used for short-term incentive compensation; preparing analysis and payout calculations of the Company’s performance-based relative TSR awards; benchmarking the compensation of certain executive officers and non-management directors; and reviewing the compensation risk assessment. Meridian did not provide any services to the Company in 2025 other than through its engagement by the Compensation Committee. The Compensation Committee considered independence factors under the Dodd-Frank Wall Street Reform and Consumer Protection Act and NYSE rules and concluded that the engagement of Meridian in 2025 did not give rise to any conflicts of interest.

The full responsibilities of the Compensation Committee are included in its written charter, which is posted on the “Investors” section of our website, under the “Corporate Governance” subsection at http://investors.tutorperini.com/corporate-governance.

Corporate Governance and Nominating Committee

Corporate Governance and Nominating Committee
Jigisha Desai, Chair
Raymond R. Oneglia
Dale Anne Reiss
Key Highlights:
•The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” under the rules of the NYSE.
•The Corporate Governance and Nominating Committee met four times during 2025.

Responsibilities: The Corporate Governance and Nominating Committee’s responsibilities include, among other things:
•Identifying individuals qualified to become directors and recommending to the full Board the persons to be nominated for election as directors;
•Recommending director nominees for each committee of the Board and nominees for Chair of each committee;
•Evaluating the independence of each director and so advising the Board;
•Conducting a review and update, as necessary, of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics;
•Overseeing and making recommendations to the Board regarding ESG (environmental, social and governance) matters relevant to the Company’s business;
•Overseeing evaluations of the Board and each committee, including an annual self-evaluation of activities and performance; and
•Nominating a Lead Independent Director whose duties include presiding at executive sessions of the non-management directors.

The Corporate Governance and Nominating Committee has the authority to retain consultants or other experts as it considers necessary to assist in the performance of its duties. The full responsibilities of the Corporate Governance and Nominating Committee are included in its written charter, which is posted on the “Investors” section of our website, under the “Corporate Governance” subsection at http://investors.tutorperini.com/corporate-governance.

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16 Tutor Perini Corporation | 2026 Proxy Statement

Communications with the Board

The Board welcomes the submission of any comments or concerns from shareholders, employees and other interested parties. Those who wish to communicate with the Board or any members of the Board may submit communications in writing to Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention Board of Directors c/o Corporate Secretary. All comments or concerns from shareholders and other interested parties will be forwarded directly to the appropriate Board committee or specific directors, as well as to the Company’s Compliance Officer, except that the Board has instructed our Corporate Secretary to review correspondence directed to the Board and not to forward certain items that are unrelated to the duties and responsibilities of the Board, such as resumes or business solicitations, or that are otherwise inappropriate. In order to facilitate communications with the independent directors, we have a secure telephone number (800-489-8689) whereby shareholders, employees and other interested parties may make their concerns known directly and confidentially to the independent directors, the Audit Committee or the Corporate Governance and Nominating Committee. Shareholders and other interested parties can also communicate with the independent directors via e-mail at board@tutorperini.com.
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Tutor Perini Corporation | 2026 Proxy Statement 17

AUDIT COMMITTEE REPORT
The Audit Committee oversees the financial reporting process of the Company on behalf of the Board in accordance with the Audit Committee charter. The Board, in its judgment, has determined that all members of the Audit Committee named below meet the independence and experience requirements of the SEC and the NYSE, and has designated each member of the Audit Committee as an “audit committee financial expert,” as defined by the rules of the SEC.
The Company’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal control over financial reporting, as well as disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent auditor (Deloitte & Touche LLP, or “Deloitte,” an independent registered public accounting firm). The Audit Committee is also responsible for the oversight of the Company’s internal audit function. In fulfilling its oversight responsibilities, the Audit Committee meets with Deloitte, internal audit and management to review accounting, auditing, internal controls and financial reporting matters. Deloitte audits the effectiveness of the Company's internal control over financial reporting and expresses its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has the authority to engage outside legal counsel and others to obtain advice and assistance as deemed necessary.
In connection with the December 31, 2025 audited consolidated financial statements, the Audit Committee:
•Reviewed and discussed with management and Deloitte the Company’s audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;
•Reviewed and discussed with internal audit, management and Deloitte the Company’s internal control over financial reporting, including a review of management’s and Deloitte’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses;
•Reviewed with management and legal counsel any significant legal and regulatory matters that may have had a significant impact on the Company’s financial statements;
•Discussed with Deloitte the matters that are required to be discussed with the Company’s independent auditor by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•Reviewed and considered the written disclosures and the letter regarding the independent auditor’s communications with the Audit Committee concerning independence, which were received from Deloitte, as required by the applicable requirements of the PCAOB, and discussed with Deloitte its independence.
Based on the reviews and discussions above, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee has also appointed Deloitte as the independent auditor of the Company for 2026.
The Audit Committee
Dale Anne Reiss, Chair
Jigisha Desai
Robert C. Lieber
Dennis D. Oklak
Shahrokh (“Rock”) Shah
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18 Tutor Perini Corporation | 2026 Proxy Statement

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Our Audit Committee has appointed Deloitte, an independent registered public accounting firm, as our independent auditor for the year ending December 31, 2026. Although shareholder approval of the appointment of Deloitte is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this appointment. If this proposal is not approved by our shareholders at the 2026 Annual Meeting, our Audit Committee will reconsider their appointment of Deloitte. Deloitte has been our independent registered public accounting firm since 2002. Representatives of Deloitte will be present at the 2026 Annual Meeting of Shareholders, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.
FEES PAID TO AUDIT FIRM
During the years ended December 31, 2025 and 2024, we retained Deloitte to provide services in the following categories and amounts:

	2025	2024
Audit Fees	$4,957,154	$4,773,544
Audit-Related Fees(1)	76,165	189,123
Tax Fees(2)	51,752	—
All Other Fees	—	—
Total Fees	$5,085,071	$4,962,667
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(1)Audit-related fees were primarily for assurance services that are not required by statute or regulation.
(2)Consists of fees for tax consulting primarily related to qualifications for certain tax benefits.
Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm
The Audit Committee has established a policy to pre-approve all permissible audit and non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is prohibited from performing any management consulting projects. Our independent registered public accounting firm is also prohibited from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the United States Internal Revenue Code of 1986, as amended. Prior to the engagement of our independent registered public accounting firm for the next year’s audit, management submits an aggregate of services expected to be rendered during that year for each of the categories of services described above to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from management and our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval of the services. In those instances, the Audit Committee is required to provide specific pre-approval before engaging our independent registered public accounting firm.
All of the services related to the above fees were pre-approved by the Audit Committee.
The Audit Committee may delegate pre-approval authority to one or more of its members, who are required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.
Board Recommendation
THE TUTOR PERINI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2026.
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Tutor Perini Corporation | 2026 Proxy Statement 19

PROPOSAL 3: APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS
Section 951 of the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require that the Company seek an advisory (non-binding) vote from its shareholders to approve the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis (“CD&A”) and executive compensation tables of this proxy statement. At our 2023 Annual Meeting of Shareholders, our shareholders voted on an advisory basis to conduct this advisory vote on an annual basis. After consideration of this shareholder vote, we determined to continue to conduct this advisory vote on an annual basis. Accordingly, we expect to conduct the next advisory vote to approve executive compensation following the Annual Meeting at the 2027 Annual Meeting of Shareholders.
As described in detail in the CD&A, we provide our executives with appropriate incentives to drive the success of our business and enhance shareholder value. We have designed an executive compensation program that is largely performance-based, that encourages executives to further the overall business strategy of the Company, and that aligns our NEOs’ interests with those of our shareholders. We provide compensation that is highly competitive and designed to attract and retain high-quality executives that can deliver successful results.
The vote on this resolution, commonly referred to as the “Say on Pay” resolution, is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its ongoing evaluation of, and future decisions regarding, changes and improvements to the Company’s executive compensation program. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve the compensation of the Named Executive Officers, as described in the CD&A, tabular disclosures and other narrative executive compensation disclosures in this proxy statement as required by the rules of the Securities and Exchange Commission.”
Board Recommendation
THE TUTOR PERINI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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20 Tutor Perini Corporation | 2026 Proxy Statement

EXECUTIVE OFFICERS
The following table sets forth biographical information regarding the current executive officers of the Company, other than Mr. Smalley, whose biographical information is set forth under “Proposal 1 - Election of Directors - Board of Director Nominees”:

Ghassan M. Ariqat, age 68, has served as Executive Vice President of the Building and Specialty Contractors Groups since September 2022. Mr. Ariqat previously served in several executive positions with Tutor Perini, most recently, from 2013 to 2022, as Senior Vice President and Project Executive for the California High-Speed Rail project, one of the Company’s largest civil projects, which he continues to oversee. He originally joined the Company’s predecessor, Tutor-Saliba Corporation, in 1987 and successfully managed numerous projects, including public works buildings, social infrastructure (Los Angeles Central Library), institutional and administration buildings, mixed-use developments, and wastewater treatment plants.

Kristiyan D. Assouri, age 55, is Executive Vice President and has served as Chief Legal Officer since October 2023. She also serves as our Corporate Compliance Officer. Ms. Assouri joined Tutor Perini in October 2019 as the Assistant General Counsel supporting the Company’s innovative project delivery pursuits. Prior to that, she held various legal and executive level positions in both public agencies and private companies for more than 22 years, including Vice President at WSP, Inc. an engineering and professional services consulting firm, from 2017 to 2019; Chief Deputy Director at the California Transportation Commission from 2016 to 2017, and Deputy Attorney for the California Department of Transportation from 2009 to 2016. Ms. Assouri holds a Bachelor of Arts degree in Psychology from the University of Southern California, a Juris Doctor degree from Whittier College School of Law, and a Master of Laws (LL.M.) degree in international commercial arbitration from the University of Stockholm, School of Law.

William E. Jensen, age 66, has served as Executive Vice President - Western Civil since July 2024. Previously, he served as Senior Vice President of Operations, Civil Group until November 2023 after joining the Company in August 2016. Prior to Tutor Perini, Mr. Jensen was Senior Vice President, Southern California Regional Manager for Steve P. Rados, Inc., a heavy engineering construction company, from 2014 to 2016. Prior to that, he spent 20 years at Flatiron Construction Corp. (now called FlatironDragados, “Flatiron”), a heavy civil infrastructure contractor, where he served as Senior Vice President, Western Regional Manager from 2012 to 2014; Senior Vice President, Large Project Group Manager from 2011 to 2012; Vice President, Business Unit Leader from 2007 to 2010; and held various project management positions from 1995 to 2007. Prior to joining Flatiron, he served in various project management and engineering roles between 1983 and 1995. Mr. Jensen holds a Bachelor of Science degree in Civil Engineering from the University of Arizona and is a licensed Professional Engineer.

Ryan J. Soroka, age 44, is Executive Vice President and has served as Chief Financial Officer since November 2023. Previously, he served in various financial management roles of increasing responsibility at Tutor Perini, including as Vice President and Chief Accounting Officer from April 2017 to November 2023, as Vice President of Finance Operations from January 2015 to April 2017, as Vice President and Chief Financial Officer of Frontier-Kemper Constructors, Inc., a subsidiary of the Company, from October 2013 to November 2016, and as Director of Technical Accounting for Tutor Perini from June 2011 to October 2013. Prior to joining the Company, he worked at Deloitte, most recently as Manager, Assurance and Advisory Services. Mr. Soroka holds a Bachelor of Science degree in Business Administration from the University of Southern California and is a Certified Public Accountant (inactive).

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Tutor Perini Corporation | 2026 Proxy Statement 21

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY

This section discusses 2025 executive compensation for our NEOs:

•Gary G. Smalley, our Chief Executive Officer and President
•Ryan J. Soroka, our Executive Vice President and Chief Financial Officer
•Ghassan M. Ariqat, our Executive Vice President, Building and Specialty Contractors
•Kristiyan D. Assouri, our Executive Vice President and Chief Legal Officer
•William E. Jensen, our Executive Vice President - Western Civil

Our core compensation philosophy is based on the concept of pay-for-performance. Accordingly, our executive compensation program is predicated on providing performance-based compensation to our NEOs that can allow them to earn incentive awards if they achieve certain performance goals that the Compensation Committee and the independent directors believe are critical to enhancing long-term shareholder value. The following discussion covers our executive compensation practices and the unique factors that play into these practices. We discuss the outcome of the 2025 advisory vote on our executive compensation, our shareholder communication efforts and the progress and improvements we have made on governance and executive compensation over the past several years. Finally, we discuss the process the Compensation Committee followed in deciding how to compensate our NEOs and the various elements of the NEOs’ compensation for 2025.
EXECUTIVE COMPENSATION PROGRAM AND PRACTICES

WHAT WE DO:

Pay-for-Performance Philosophy – We provide the majority of our NEOs’ target annual compensation in the form of performance-based compensation, payment of which is generally tied to our financial results. We utilize ambitious, but achievable, performance targets to provide our executives strong incentives to meet and exceed our financial performance objectives and maximize long-term shareholder value. As a result, if achieved performance exceeds target performance goals, our NEOs’ incentive payouts may significantly exceed target payout levels. Conversely, if achieved performance does not at least meet target performance goals, our NEOs’ incentive payouts may be significantly less than target payout levels (including no payout if threshold performance goals are not met). See section titled “Compensation Philosophy and Objectives” for further details.

Active Shareholder Engagement Program – We maintain a regular and open dialogue with our institutional shareholders to understand their views about our executive compensation program and to communicate the Company’s efforts and progress in advancing our compensation program. See section titled “Active Shareholder Engagement Program” for further details.

Benchmarking – We review our NEO compensation program against our peer group comprised of publicly traded companies within the engineering and construction industry when evaluating and setting executive compensation. Generally, for each NEO, we set total target annual compensation (i.e., the sum of base salary, target annual incentive compensation and target annual long-term incentive compensation) that is at or near the median relative to our compensation peer group with adjustments made in consideration of the executive’s experience and other factors.

Double-Trigger Vesting Acceleration of Equity Awards in Connection with a Change in Control – We subject equity awards to double-trigger vesting in connection with a change in control. This means that no outstanding equity awards vest solely in connection with a change in control. Instead, outstanding equity awards vest upon an executive’s involuntary termination (without cause) or resignation for good reason that occurs within a specified period following the date of a change in control.

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22 Tutor Perini Corporation | 2026 Proxy Statement

WHAT WE DO:
Share Ownership Guidelines – We maintain a share ownership guideline applicable to our NEOs and non-employee directors, under which the CEO is required to hold stock or equity-based securities valued at six times his base salary, other NEOs are required to hold stock and equity-based securities valued at three times their base salary, and non-employee directors are required to hold stock and equity-based securities valued at five times the director’s annual cash retainer as of an annual determination date. Shares owned directly or indirectly, vested and unvested stock options (“SOs”), restricted stock units (“RSUs”), cash-settled performance stock units (“CPSUs”), and cash-settled restricted stock units (“CRSUs”), which include deferred cash awards (“DCAs”), are counted toward the guidelines. The NEOs and directors must meet the guidelines within five years of appointment. In the event an NEO does not meet the guidelines within five years due to insufficient equity award grants, the individuals must retain at least 75% of net shares of the Company’s stock received as equity-based compensation since becoming subject to the guidelines, until such NEO comes into compliance with the ownership guidelines. All NEOs and non-employee directors are in compliance with these guidelines.

Clawback Policy – We maintain a clawback policy consistent with the requirements of Exchange Act Rule 10D-1 and applicable NYSE Listing Standard 303A.14. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Mitigation of Undue Risk – Our compensation program is designed to discourage undue risk-taking by our NEOs and other employees through caps on the maximum level of incentive payouts, stock ownership and retention policies, and a clawback policy. Risk identification and mitigation processes established by management and our Board’s oversight of these processes also serve to deter unacceptable risk taking. After considering these policies and processes, we do not believe that our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Independent Compensation Consultant – The Compensation Committee works on an as-needed basis with an independent compensation consultant on director and executive compensation-related matters. This consultant reports directly to the Compensation Committee and provides no other services to the Company.

WHAT WE DON’T DO:

No Dividends Paid on Unvested Equity Awards – We do not pay dividends or dividend equivalents on any unvested equity awards (for both time-based and performance-based awards).
No Change In Control Excise Tax Gross-Ups – We have no agreements or plans in place that would provide Internal Revenue Code Section 280G excise tax gross-ups to any NEO.
No Repricing of Underwater Stock Options – We will not reduce the exercise price of outstanding options or stock appreciation rights or cancel underwater options or stock appreciation rights in exchange for cash or another award without shareholder approval.

No Hedging, Short Sales or Derivative Transactions in Company Stock – We prohibit all insiders (e.g., non-employee directors, executive officers and other identified employees) from engaging in hedging transactions in the Company’s securities.

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Tutor Perini Corporation | 2026 Proxy Statement 23

2025 Advisory Vote on Executive Compensation
At our 2025 Annual Meeting of Shareholders, less than a majority of the votes cast supported our executive compensation program for 2024. The Company and the Compensation Committee considered this voting result in assessing whether there was a need for further modification or enhancement of our executive compensation program and related governance policies. In light of this low vote, the Company sought to engage with shareholders in the fall of 2025 to further understand their concerns (see “Active Shareholder Engagement Program” section below). The Company and the Compensation Committee generally believe that our existing executive compensation program properly encourages and rewards the achievement of financial results that promote long-term shareholder value creation. We also believe the significant steps we have taken over the past several years have been responsive to many of the concerns regarding executive compensation that have been expressed by our shareholders.
CEO Transition

Tutor Perini History and Succession Planning
After the 2008 merger between Tutor-Saliba Corporation and Perini Corporation that created Tutor Perini Corporation, Ronald N. Tutor was the catalyst behind the Company’s evolution into a vertically integrated and broader geographic player in the heavy civil and building construction markets. Through his strong strategic and operational leadership, Mr. Tutor transformed the Company from a firm that was in 2008 primarily involved in lower-margin building projects to one that at the conclusion of his tenure as Chief Executive Officer (“CEO”) in 2024 boasted a broad nationwide footprint with a then record backlog largely comprising higher-margin, longer-duration projects.
As part of the Board’s CEO succession plan, Mr. Tutor entered into an amended and restated employment agreement with the Company effective June 1, 2021 (the “Amended Agreement”) that, among other things, outlined the timing, responsibilities, and compensation related to Mr. Tutor’s transition from CEO to Executive Chairman. As discussed in greater detail below under “Active Shareholder Engagement Program,” the Amended Agreement provides for significant reduction in Mr. Tutor’s target annual compensation while still providing meaningful incentives for Mr. Tutor’s continued leadership and guidance. This transition occurred at the end of 2024, with Mr. Tutor transitioning to his role as Executive Chairman and Gary G. Smalley assuming the role of CEO on January 1, 2025. In accordance with the Amended Agreement, Mr. Tutor will continue to serve as Executive Chairman through December 31, 2026.
The Company’s Progress with Mr. Smalley as Chief Executive Officer
As mentioned above, since January 1, 2025, Mr. Smalley has led the Company as CEO and President, and as a member of the Board. During 2025, the Company experienced a remarkable turnaround and recovery, returning to solid profitability and delivering record revenue and operating cash flow for the year while growing backlog to a record level in 2025. Mr. Smalley has been instrumental in leveraging the success and foundation established by Mr. Tutor and leading the Company’s focused efforts to deliver these strong results. The Company’s impressive 177% stock price growth in 2025 reflects investor confidence in the considerable progress that we have made and the outlook for continued solid revenue and earnings growth ahead.
Under Mr. Smalley’s leadership, the Company will continue to bid future projects with appropriate risk-based contingencies and will continue to focus on sound project execution and cash collection. Mr. Smalley is also keenly focused on maintaining a strong executive team that will lead the Company in accomplishing its goals with an eye toward succession planning.
At Mr. Smalley’s direction, the Company is also implementing various new initiatives to enhance Tutor Perini’s culture and reputation among current and prospective employees, customers, and investors. For example, we are holding quarterly, companywide town hall meetings to better communicate and celebrate Tutor Perini’s performance, new awards, market opportunities, and safety accomplishments. In addition, the Compensation Committee, based on the recommendation of Mr. Smalley, has broadened the use of equity awards as an element of compensation to align our employees’ interests more closely with those of our shareholders. We are also evaluating our culture and benefits programs to identify opportunities where we can make improvements that will bolster employee satisfaction and engagement, which should continue to attract and retain top-tier talent. And finally, we have increased our investor and media relations activities to educate investors more broadly and effectively about how strongly and well-positioned we are today to deliver outstanding performance, and the bright outlook we see ahead over the next several years.
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24 Tutor Perini Corporation | 2026 Proxy Statement

Executive Chairman Continued Responsibilities and Compensation
As part of the succession planning efforts leading into his retirement, Mr. Tutor strategically mentored and developed many of the Company’s top executives in various critical functions, from operations and project management to strategic planning, new project selection and bid preparation and resolving outstanding litigation.
In his role as Executive Chairman, Mr. Tutor continues to advise Mr. Smalley and other members of management as requested by supporting major project pursuits, providing input on estimates of large project bids, and assisting with the resolution of remaining legacy disputes.
As discussed in greater detail below under “Active Shareholder Engagement Program,” the Amended Agreement provides for significant reduction in Mr. Tutor’s target annual compensation while still providing meaningful incentives for Mr. Tutor’s continued leadership and guidance. See section titled “Director Compensation” for details on Mr. Tutor’s compensation.
ACTIVE SHAREHOLDER ENGAGEMENT PROGRAM
Our Board and management are committed to engaging with our shareholders and incorporating feedback into their decision-making processes. Throughout the year, our Chief Executive Officer, Chief Financial Officer, and Senior Vice President of Investor Relations meet by phone and in-person with current and prospective shareholders to discuss Tutor Perini’s strategy, business, and financial results. This same team, together with the Chairman of our Compensation Committee and our Corporate Secretary, also engages with shareholder stewardship teams to solicit their views and feedback on issues that matter most to our shareholders, including, among other things, corporate governance, compensation, succession planning, and other related matters. Shareholder feedback is shared with our Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between shareholders and our Board, and provides additional transparency to our shareholders.
Since our 2025 Annual Meeting of shareholders, we reached out to our top 30 institutional shareholders representing approximately 55% of our outstanding shares and engaged with shareholders representing approximately 26% of our outstanding shares. Our discussion topics included those discussed below, with many shareholders requesting enhanced disclosure in the proxy statement regarding the status of the CEO transition and the compensation program changes adopted by the Compensation Committee since Mr. Smalley became CEO.
•Successful Transition of CEO Role and Reduction in Executive Chairman Compensation – Shareholders were pleased with the success of the CEO transition, which is described above in “CEO Transition.” Upon transitioning from CEO to Executive Chairman, Mr. Tutor’s target annual compensation decreased 37% in 2025 compared to his compensation when he last served as CEO, and will decrease by an additional 8% in 2026 in accordance with the terms of his Amended Agreement. The Board addressed the desire expressed by certain shareholders that there be a meaningful reduction in the total compensation provided to Mr. Tutor as Executive Chairman (given his narrowed scope of focus in the new role), while recognizing the need to appropriately compensate Mr. Tutor for his guidance, advice and contributions over his remaining service with the Company, which have been important to ensuring the successful CEO transition and the Company’s continued success.
•Alignment of Pay and Performance and Normalization of CEO Compensation – Shareholders were pleased that the Board meaningfully addressed and was responsive to previous feedback regarding CEO pay levels by normalizing CEO compensation in 2025 commensurate with (and below the median of) CEO pay among its peer group companies. They were also encouraged by the performance of the Company’s stock price over the recent year and the potential for significantly improved pay-for-performance alignment given the reduced CEO compensation in 2025 and the Company’s relative three-year total shareholder return (“TSR”) tracking to be the highest among its peer group.
•Elimination of Problematic Pay Practices – Shareholder feedback also focused on certain problematic pay practices, such as payment of guaranteed bonuses to certain executives and accelerated vesting of certain equity awards for a voluntary departure by an executive. Going forward, the Company plans to avoid guaranteed cash bonuses or accelerated vesting of equity awards for voluntary terminations. To that end and to normalize NEO compensation practices, the Company entered into new employment letters in 2025 with its business segment leaders, Mr. Ariqat and Mr. Jensen, replacing legacy employment agreements that contained commitments to pay additional annual cash bonuses. In connection with entering into new employment letters, we have or will grant awards of restricted stock units to Mr. Ariqat and Mr. Jensen in 2025 and 2027 that will each vest over three years based on continued employment, which are intended to replace these cash bonuses. As part of the negotiations, the Company was able to
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Tutor Perini Corporation | 2026 Proxy Statement 25

extend their employment commitment for an additional five years and to retain these key executives in their roles during the Company’s anticipated period of significant growth ahead and facilitate succession planning.
•Broadened Use of Long-Term Equity Awards – Since the Company’s shareholders approved additional shares under the Omnibus Incentive Plan (the “Plan”) in 2025, the Compensation Committee, based on the recommendation of Mr. Smalley, has broadened the use of long-term equity awards as an element of compensation to align our employees’ interests more closely with those of our shareholders. In prior years, only a select handful of key executives received annual equity awards; in 2025 we began expanding our equity-based program to a broader group of employees, better aligning their pay with shareholder interests and continued company success. After the Company’s shareholders approved additional shares under the Plan in 2025, the Compensation Committee changed its compensation practices and no longer intends to grant cash-settled long-term incentive awards to our NEOs moving forward.
ESTABLISHING EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
Our executive compensation program is built upon the philosophy of “pay-for-performance” and is intended to:

•Link executive compensation to the execution of our business strategy. The Company’s executive compensation program incentivizes and rewards progress toward the achievement of strategic business goals, including profitable project execution, generation of strong operating cash from ongoing and future projects and successful resolution of claims and unapproved change orders. The Company added more than $7.4 billion of new awards to its backlog in 2025, and anticipates continued backlog growth given the robust pipeline of large prospective project opportunities that are expected to be bid in 2026 and beyond. In addition, the Company generated record operating cash flow in 2025 for a fourth consecutive year, surpassing the prior-year record by 49%, and expects continued strong cash generation over the next several years. With continued strong execution on projects in backlog and improved financial performance, key employees can earn higher performance-based incentive compensation payouts that could be further enhanced in some cases if the Company’s market valuation also improves.
•Provide compensation that is highly competitive. The Company’s executive compensation program provides a highly competitive pay package to attract and retain the most qualified executive talent with the ability to secure, manage and successfully execute profitable projects. Generally, for each NEO, we set total target annual compensation (i.e., the sum of base salary, target annual incentive compensation and target annual long-term incentive compensation) that is at or near the median relative to our compensation peer group with adjustments made in consideration of the executive’s experience and other factors.

There continues to be a strong need to provide highly competitive pay packages for top executives, as competition remains fierce for such talent. The Company and its industry remain at a critical point for attracting and retaining top executives. There also continues to be substantial pent-up project demand following decades of underinvestment in infrastructure, and given the expected further increase in demand supported by the Infrastructure Investment and Jobs Act of 2021 and other funding sources, we anticipate an extraordinary period of continued industry growth over the next decade. Therefore, it is critically important that we maintain an executive compensation program that is competitively attractive and rewarding to our key executives and prospective executives.
•Link a significant portion of pay to performance-based outcomes. The Company’s executive compensation program links a significant portion of each NEO’s compensation to performance-based outcomes. The Compensation Committee believes that compensation paid to executives should be closely aligned with the performance of the Company relative to pre-determined performance targets. As a result, our executive compensation program rewards executives when performance results meet or exceed pre-determined targets. As detailed below in the section titled “Elements of Compensation,” the majority of the aggregate total target annual compensation of our NEOs for 2025 was performance-based, or at risk, and approximately 63% of our CEO’s 2025 total target annual compensation was performance-based.
•Align the interests of NEOs with those of our shareholders. The Company’s executive compensation program aligns the interests of our NEOs with those of our shareholders. We achieve this alignment through several means, including granting long-term equity-based compensation that fluctuates in value with share price appreciation and depreciation, as well as requiring our NEOs to maintain a meaningful level of stock ownership.
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26 Tutor Perini Corporation | 2026 Proxy Statement

The Compensation Committee reviews the Company’s compensation philosophy and objectives on a regular basis to determine if revisions are necessary in light of market conditions, the Company’s strategic goals or other relevant factors. As detailed earlier in this CD&A, the Compensation Committee has made significant improvements to our executive compensation program over the last several years in response to shareholder feedback and the Company has also worked with the Board to effect certain governance improvements.

Pay Mix
We set base salary, annual incentive and long-term incentive compensation opportunities, and thus, target total compensation annually in light of our evaluation of competitive market factors. Concurrent with that process, we review pay levels for peer company executives, and each executive officer’s performance and experience. This process provides guidelines for establishing an appropriate mix of short-term versus long-term incentive compensation for our executives. For 2025, all of our NEOs’ short-term incentive compensation opportunity was performance-based, and more than half of their aggregate annual long-term incentive compensation opportunity in 2025, as well as over the past five years, was performance-based. The significant percentage of total pay mix that is focused on performance-based compensation helps to align the interests of our executive officers with those of our shareholders.

Use of Peer Group
The Compensation Committee annually establishes and approves a compensation peer group, which is described below. Each year, the Compensation Committee assesses the competitiveness of each NEO’s total target compensation and each component of compensation (i.e., base salary, annual incentive compensation and long-term incentive compensation) against a peer group of companies. In addition, in 2025, the Company granted our NEOs performance-based equity awards that are earned and paid based on the Company’s TSR relative to the same peer group of companies. For 2025, the Compensation Committee selected its peer group companies based on the following criteria: industry, revenue and market capitalization. Based on this selection criteria, the Compensation Committee retained the same peer group for 2025 as the 2024 Compensation Peer Group composed of the following companies (“2025 Peer Group”):

2025 Peer Group
AECOM	Jacobs Solutions, Inc.
APi Group Corporation	KBR, Inc.
Comfort Systems USA, Inc.	MasTec, Inc.
Dycom Industries, Inc.	MYR Group, Inc.
EMCOR Group, Inc.	Primoris Services Corp.
Fluor Corporation	Quanta Services, Inc.
Granite Construction Inc.	Tetra Tech, Inc.

The Compensation Committee believes that the 2025 Peer Group represents an industry-focused group of companies with which Tutor Perini competes for projects and executive talent. Furthermore, the Compensation Committee believes that the 2025 Peer Group provides a better representation of the competition that influences the Company’s compensation decisions, as compared to other peer groups selected and used by proxy advisory firms that consider peer companies across a wider spectrum of industries.
In addition to compensation market data derived from the 2025 Peer Group, the Compensation Committee considered other factors when evaluating NEO compensation, including individual and corporate performance, and the inherent value to the Company that each NEO brings in performing his/her roles and responsibilities.

Elements of Compensation
The primary elements of compensation provided to each NEO are base salary, annual incentive compensation and long-term incentives, each of which is discussed below.
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Tutor Perini Corporation | 2026 Proxy Statement 27

Base Salary
Base salary is a fixed component of our NEOs’ total target compensation. We provide base salaries that are highly competitive to retain our NEOs and to compensate them for their service to the Company. The Compensation Committee sets base salary levels based on a number of considerations including market data derived from the Compensation Peer Group, individual and corporate performance, and the inherent value to the Company of each NEO’s roles and responsibilities.
Under the terms of his employment agreement, Mr. Smalley’s annual base salary increased by $100,000 to $1.2 million upon his promotion to Chief Executive Officer effective January 1, 2025.
During 2025, the Compensation Committee reviewed the compensation of certain NEOs in comparison to the 2025 Peer Group, noting each NEO’s value and contributions to the Company’s success. Accordingly, effective March 11, 2025, the Compensation Committee approved an annual base salary increase for Mr. Soroka from $625,000 to $650,000. In connection with his designation as an Executive Officer, the Compensation Committee approved an annual base salary increase for Mr. Jensen from $700,000 to $775,000 effective March 14, 2025, and an additional increase from $775,000 to $800,000 effective May 15, 2025 to align his base salary with comparable executives in the 2025 Peer Group. None of our other NEOs received a base salary increase during 2025.
Annual Incentive Compensation
The Compensation Committee believes that offering meaningful performance-based cash compensation provides executives with an incentive to achieve the Company’s strategic goals. To provide appropriate incentives, 60% of our CEO’s and approximately 50% of our other NEOs’ target annual cash compensation (base salary and target annual incentive compensation) is comprised of an annual incentive opportunity that is paid only if the Company achieves pre-established performance goals set by the Compensation Committee.
2025 Performance Metrics

As discussed earlier, for the 2025 annual incentive compensation program, the Compensation Committee, and the independent members of the Board in the case of Mr. Smalley, approved the following performance metrics and weightings: operating cash flow (40%), pre-tax income (40%) and individual performance (20%). These metrics were chosen because:

•Operating cash flow is a critical financial metric to the Company and its shareholders and consistent, strong cash generation can significantly enhance the Company’s share-price valuation;
•Pre-tax income is closely tracked at the project level and is useful for measuring profitability across the Company’s projects and business units; and
•An individual performance metric provides the Compensation Committee with latitude to appropriately reward each NEO based on the NEO’s specific contributions to overall Company performance; areas of improvement to the Company’s culture and work processes; talent development and succession planning; and safety. For Mr. Smalley, the individual performance metric also considers his contributions towards continuing to effect a successful CEO transition.
Overall, the Company and the Compensation Committee believe that a focus on maximizing these metrics promotes shareholder value creation over the long term and helps us achieve our business plan objectives.
2025 Annual Incentive Target Opportunity and Payout Range
For 2025, the Compensation Committee established a target annual incentive opportunity for each NEO, stated as a percentage of each NEO’s base salary. Mr. Smalley’s employment agreement provides for an annual cash bonus target of at least 150% of base salary in 2025. Mr. Ariqat’s and Mr. Jensen’s employment letters provide for an annual cash bonus target of 100% of their base salaries in 2025. The annual cash bonus target opportunities for Mr. Soroka and Ms. Assouri were 90% of each of their base salaries as approved by the Compensation Committee. Any earned bonuses are payable only if performance criteria to be established by the Compensation Committee, with the approval of the independent members of the Board, are met.
The following table presents the 2025 threshold, target and maximum incentive compensation opportunities and the payouts associated with each level of achievement. Our non-CEO NEOs’ threshold and maximum opportunities ranged from 64% to 150%, respectively, of his or her target; our CEO’s bonus opportunity had a wider range, from 64% to 175% of his target.
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28 Tutor Perini Corporation | 2026 Proxy Statement

	2025 Annual Incentive Compensation Payout Opportunities
	Threshold	Target	Maximum
Gary G. Smalley	$1,152,000	$1,800,000	$3,150,000
Ryan J. Soroka	$374,400	$585,000	$877,500
Ghassan M. Ariqat	$512,000	$800,000	$1,200,000
Kristiyan D. Assouri	$360,000	$562,500	$843,750
William E. Jensen	$512,000	$800,000	$1,200,000
The following table presents the 2025 threshold, target and maximum performance goals for each performance metric. The annual incentive for the cash flow from operations and pre-tax income metrics were only payable to the extent the Company achieved threshold performance goals established by the Compensation Committee at the beginning of the performance period.

	2025 Performance Ranges
(dollars in thousands)	Threshold	Target		Maximum
Cash flow from operations	$220,000	$275,000	(1)	$330,000
Pre-tax income	154,043	192,554		231,065
Individual performance(2)	(2)	(2)		(2)
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(1)The Company generated record operating cash flow of $503.5 million in 2024, far exceeding the upper range of the Company’s expectations, driven by a significant amount of non-routine collections from legacy dispute resolutions. When setting the operating cash flow target for 2025, the Company anticipated substantially reduced operating cash flow compared to 2024 due to uncertainties regarding the timing of potential cash collections. Accordingly, the operating cash flow target for 2025 was set at $275 million, near the midpoint of our budgeted operating cash flow range for the year.
(2)Individual performance is based on a largely subjective review of the NEO’s achievement of pre-determined individual performance goals relating to contributions to overall Company performance; areas of improvement to the Company’s culture and work processes; talent development and succession planning; and safety. For Mr. Smalley, the individual performance metric also considers his contributions towards continuing to effect a successful CEO transition.
2025 Annual Incentive Actual Payout
In 2025, the Company and management delivered extraordinary performance with record-breaking revenue, strong earnings, backlog growth, and the fourth consecutive year of record operating cash flow, all of which resulted in tremendous shareholder value creation, as reflected by a share price increase of 177% for the year. The favorable share price increase caused a significant increase in the Company’s share-based compensation expense, since a large proportion of our outstanding performance-based and time-based restricted stock units are to be cash-settled and, therefore, classified as liability awards, which are remeasured at fair value quarterly. This, consequently, reduced our pre-tax income. After the Company’s shareholders approved additional shares under the Omnibus Incentive Plan in 2025, the Compensation Committee changed its compensation practices to no longer issue cash-settled long-term incentive compensation awards to its NEOs.
When the Compensation Committee originally established the pre-tax income goal under our 2025 annual incentive compensation program, the goal was set based on management’s assumptions at that time regarding the Company’s projected business, which assumed a meaningful share price increase in 2025, but one that was significantly less than what the Company actually realized for the year. Given the Company's strong 2025 performance, which was driven by the efforts of our executives, and the significant benefit that shareholders received from the extraordinary share price growth, Mr. Smalley noted to the Compensation Committee that it would be inconsistent with the Company’s pay-for-performance philosophy to penalize executives for an unintended accounting impact tied to the Company’s success and recommended that the NEOs’ bonuses (other than his own) be calculated excluding this impact. Mr. Smalley also requested that his bonus be calculated using the Company’s reported pre-tax income for 2025 due to the fact that he benefited from the payout of a cash-settled performance award that vested at the end of 2025.
After careful consideration, the Compensation Committee decided that our pay-for-performance philosophy would be misaligned if bonuses were calculated based on our reported pre-tax income for 2025. The Compensation Committee, in determining bonuses under the program for our NEOs (other than for Mr. Smalley), therefore decided that it was appropriate to calculate our pre-tax income by limiting the impact of our share-based compensation expense to an amount that excludes the expense associated with certain awards. This limitation of share-based compensation expense did not increase the payouts above what the Company’s operating performance warranted but merely prevented an unintended reduction in incentive compensation earned due to the negative accounting impact that resulted from our unexpected and significant stock price growth. This resulted in a bonus increase of less than $95,000 on average for the affected NEOs (which did not include Mr.
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Tutor Perini Corporation | 2026 Proxy Statement 29

Smalley), for a total of approximately $380,000 in the aggregate. In accordance with his request, Mr. Smalley’s bonus was calculated based on our reported pre-tax income for 2025 (i.e., Mr. Smalley’s bonus was calculated without limiting the share-based compensation expense, resulting in a lower achievement).

The following table presents the actual performance achievements and payout amounts for our NEOs’ annual incentive compensation for 2025. These annual incentives were earned in 2025 and paid in March 2026.

			2025 Annual Incentive Compensation Payout
Metric	Actual Achievement (dollars in thousands)		Gary G. Smalley	Ryan J. Soroka	Ghassan M. Ariqat	Kristiyan D. Assouri	William E. Jensen
Operating cash flow	$748,065	272.0% of target	$1,260,000	$351,000	$480,000	$337,500	$480,000
Pre-tax income	$204,508	106.2% of target(1)	887,619	351,000	480,000	337,500	480,000
Individual performance	(2)	(3)	630,000	175,500	240,000	168,750	240,000
Total Payout			$2,777,619	$877,500	$1,200,000	$843,750	$1,200,000
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(1)Actual achievement was 106.2% of target for Mr. Smalley. Actual achievement for all the other NEOs was 178.8% of target due to the adjustments to pre-tax income discussed above.
(2)Achievement for NEOs other than Mr. Smalley was determined based on an assessment by the CEO and approval of the Compensation Committee. For Mr. Smalley, achievement was based on an assessment by the Compensation Committee and approval of the independent directors of the Board.
(3)The individual performance payout for all NEOs was at the maximum performance.
Long-Term Incentives
Awards of long-term incentives have played a significant role in our executive compensation program. Historically, the Compensation Committee has granted periodic equity-based awards to certain key executives based upon the Company’s strategic goals, the executive’s performance and retention considerations. The Compensation Committee and Mr. Smalley are focused on better aligning the Company’s compensation practices with those of typical public companies. The Compensation Committee has taken a thoughtful approach to equity grants, balancing the competitiveness of individual awards and their motivational and retentive benefits for the NEOs against overall dilution and share usage considerations. As a result, the Compensation Committee awarded a portion of the compensation value to equity-based cash-settled incentives for all of the NEOs.
Equity-based awards granted in 2025 included restricted stock units (“RSUs”), cash-settled restricted stock units (“CRSUs”) and performance-based restricted stock units (“PSUs”). RSUs are time-based awards that automatically convert to shares of the Company’s common stock on a one-for-one basis upon vesting. CRSUs (also referred to as deferred cash awards, or “DCAs”) are time-based awards indexed to the Company’s stock price and paid in cash based on the closing price of the Company’s common stock on the vesting date. PSUs vest based upon the satisfaction of market-based performance conditions and are settled in shares of the Company’s common stock on a one-for-one basis equal to the number of units earned upon vesting. After the Company’s shareholders approved additional shares under the Omnibus Incentive Plan in 2025, the Compensation Committee changed its compensation practices and no longer intends to grant cash-settled long-term incentive awards to our NEOs moving forward.
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30 Tutor Perini Corporation | 2026 Proxy Statement

2025 Time-Based Equity Awards Granted

In 2025, the Compensation Committee approved the grants of time-based RSUs and CRSUs as listed in the below table. The value of each CRSU award granted in March 2025 converted to a number of units based upon the 20-day average closing share price ending on January 1, 2025. The RSU awards granted to Mr. Ariqat and Mr. Jensen in June 2025 were special awards intended to secure their employment commitment, retain them in their roles during the Company’s anticipated period of significant growth ahead and facilitate succession planning. The value of these RSU awards converted to a number of units based on the closing share price at the time of grant. The time-based equity awards will vest as described below subject to continued employment through the applicable vesting date.

Named Executive Officer	Type	Grant Date	Vesting Date	Number of Units
Gary G. Smalley	CRSU	3/12/2025	(1)	77,754
Ryan J. Soroka	CRSU	3/12/2025	(1)	17,495
Ghassan M. Ariqat	CRSU	3/12/2025	(1)	19,439
Kristiyan D. Assouri	CRSU	3/12/2025	(1)	17,495
William E. Jensen	CRSU	3/14/2025	(1)	19,439
Ghassan M. Ariqat	RSU	6/19/2025	(1)	78,609
William E. Jensen	RSU	6/19/2025	(1)	78,609
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(1)The awards will vest ratably over three years in substantially equal installments on each anniversary of the grant date.
2025 Performance-Based Equity Awards Granted

In 2025, the Compensation Committee approved the grants of PSUs as listed in the below table with the value of each award based on the “target” level of performance converted to a target number of units based upon the 20-day average closing share price ending on January 1, 2025. Under applicable accounting rules, however, the grant-date fair value of the market-based PSUs awarded to our NEOs is calculated for purposes of our financial reporting using a Monte Carlo simulation pricing model. The market-based PSUs are included as compensation for our NEOs in the “Summary Compensation Table” and in the table below based on this valuation methodology. For information on the assumptions used in this calculation, refer to Note 1(p) and Note 10 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026. Our Compensation Committee does not apply the Monte Carlo simulation when it determines the number of PSUs to be awarded to an executive. These awards vest based on the Company’s relative TSR over a three-year performance period as compared to the Company’s 2025 Peer Group.

				Performance Ranges and Payouts
				Threshold		Target		Maximum
Named Executive Officer	Type	Grant Date	Metric	Achievement Level	Award Payout (Shares)	Achievement Level	Award Payout (Shares)	Achievement Level	Award Payout (Shares)
Gary G. Smalley	PSU	3/12/2025	3-Year Relative Total Shareholder Return	25th percentile	38,878	50th percentile	77,755	90th percentile	194,388
Ryan J. Soroka	PSU	3/12/2025	3-Year Relative Total Shareholder Return	25th percentile	8,748	50th percentile	17,495	90th percentile	43,738
Ghassan M. Ariqat	PSU	3/12/2025	3-Year Relative Total Shareholder Return	25th percentile	9,720	50th percentile	19,439	90th percentile	48,598
Kristiyan D. Assouri	PSU	3/12/2025	3-Year Relative Total Shareholder Return	25th percentile	8,748	50th percentile	17,495	90th percentile	43,738
William E. Jensen	PSU	3/14/2025	3-Year Relative Total Shareholder Return	25th percentile	9,720	50th percentile	19,439	90th percentile	48,598
Performance-Based Equity Award Vesting Results and Payouts for 2025
In accordance with our pay-for-performance philosophy, a three-year performance-based equity award granted to our CEO in 2023 was paid out at maximum upon its vesting in 2025. The following table describes the result and payout of this performance-based equity award that concluded its performance period in 2025.
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Tutor Perini Corporation | 2026 Proxy Statement 31

Gary G. Smalley CPSU Vesting on December 31, 2025

Metric	Threshold Payout (Shares)	Target Payout (Shares)	Maximum Payout (Shares)	Actual Achievement Level(1)	Percent Payout (as a % of Target)	Award Payout (Shares)
3-Year Annualized Stock Price Growth	119,364	238,727	477,454	> 25 percent growth	200%	477,454
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(1)The threshold, target and maximum annualized stock price growth goals were set at 10%, 15% and 25%, respectively.
Retention, Promotion and Performance Bonus Awards

Mr. Ariqat received a $300,000 annual incentive compensation payment on April 1, 2025 pursuant to his letter agreement, which is no longer in effect. He also received a special project performance-based bonus of $281,685 in 2025 upon attaining certain performance goals as approved by the Compensation Committee. Mr. Jensen received a $200,000 cash bonus paid on February 1, 2025 and a $400,000 cash bonus paid on May 15, 2025 pursuant to the terms of his offer letter, which is no longer in effect. Pursuant to an award agreement effective October 1, 2023, Ms. Assouri will receive a long-term incentive cash bonus of $450,000 payable on October 1, 2026, contingent upon her continued employment through this date.
The Company entered into new employment letters in 2025 with Mr. Ariqat and Mr. Jensen to replace their legacy employment agreements that contained commitments to pay guaranteed cash bonuses. Going forward, the Company plans to avoid awarding such guaranteed cash bonuses.
Perquisites
We provide certain perquisites to our executives because of the demand on time and travel, as well as productivity, safety and security considerations, required in their leadership and management of multiple business units across dispersed geographic locations. The perquisites offered to our NEOs include vehicle usage and allowances, insurance policy coverage, relocation expense reimbursement and relocation-related benefits. The Company also pays annual premiums for supplemental life insurance policies, which include coverage for Mr. Smalley and Mr. Ariqat during their respective employment periods. Additionally, Mr. Smalley is allowed limited personal use of Company aircraft as approved by the independent directors.
Separation and Change in Control Arrangements
We are party to agreements with our NEOs, which provide for separation benefits and payments as well as specialized treatment of equity awards, in connection with a qualifying termination, including upon certain terminations without cause or due to death or disability, and resignations for good reason. In addition, the NEOs are eligible to receive “double trigger” separation benefits and payments upon a qualifying termination that takes place in connection with a change in control. We believe that these types of arrangements are necessary to attract and retain executive talent, and are a customary component of executive compensation. In particular, such arrangements can serve to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our separation and change in control arrangements are designed to provide these NEOs with treatment that is competitive with market practices.
Additional information about these arrangements is provided in “Potential Payments Upon Termination or Change in Control” below.
Role of the Compensation Committee and CEO in Setting NEO Compensation
To execute the executive compensation strategy, the Compensation Committee works with Mr. Smalley and Meridian to determine compensation for the NEOs. The Compensation Committee believes that the CEO is best positioned to evaluate the performance of our other NEOs. The CEO reviews performance of the executive officers, and, based on his assessment, makes recommendations to the Compensation Committee for consideration and approval of their base salary levels and the metrics and targets for both annual incentive compensation and long-term incentive equity awards.
The Compensation Committee also reviews the CEO’s performance and, based on its assessment of his performance, makes recommendations regarding CEO compensation to the independent directors of the Board for approval. Additionally, the Compensation Committee reviews available competitive external market data. As part of this process, the Compensation Committee also receives regular independent advice and recommendations on executive compensation matters from Meridian.

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32 Tutor Perini Corporation | 2026 Proxy Statement

Each year, the Compensation Committee reviews and approves the annual incentive compensation performance targets, as well as our long-term equity award performance targets for any awards granted at that time to executive officers. The Compensation Committee, also at this time, reviews performance against the plan provisions and associated expense implications of the annual incentive compensation amounts earned for the previous year, retaining discretion as to the final incentive compensation paid for all executive officers, other than the CEO. For the CEO, the Compensation Committee recommends, and the independent members of the Board subsequently approve his incentive compensation payouts. The Compensation Committee may approve increases in salary, cash incentive awards and equity awards for executive officers at other times to reflect promotions, new hires or other special circumstances.

Other Policies and Considerations

Insider Trading Policy

We have adopted insider trading policies and procedures, which govern the purchase, sale, and/or other dispositions of our securities by directors, officers and other covered persons and are designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. Under our Insider Trading Policy, no insider may sell any securities of the Company that are not owned by such individual at the time of the sale. Furthermore, no insider may buy, sell, or enter into puts, calls, zero-cost dollars, forward sales contracts, other derivative securities, or other hedging or monetization transactions of the Company at any time. Executive officers, non-management directors and certain key employees are included as insiders under this policy. A copy of these policies and procedures can be found as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company does not maintain a policy that broadly prohibits all employees from engaging in hedging transactions.

Equity Grant Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has typically granted such awards on a predetermined annual schedule. We did not grant stock options as part of our NEOs’ annual equity award program in 2025. When we do grant stock options, the exercise price is no less than the closing price of our common stock on the date of the grant.
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Tutor Perini Corporation | 2026 Proxy Statement 33

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement with management. Based on the aforementioned review and discussion, the Compensation Committee has recommended that the CD&A be included in the Company’s 2026 proxy statement for filing with the SEC.
The Compensation Committee
Dennis D. Oklak, Chair
Robert C. Lieber
Shahrokh (“Rock”) Shah

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34 Tutor Perini Corporation | 2026 Proxy Statement

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes the total compensation earned by or granted to each of our NEOs for the years ended December 31, 2025, 2024 and 2023.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Gary G. Smalley CEO and President	2025	1,200,000	—	5,693,196	2,777,619	370,590	10,041,405
	2024	1,100,000	—	5,908,129	1,598,438	238,418	8,844,985
	2023	1,012,885	—	3,573,484	1,899,144	73,166	6,558,679
Ryan J. Soroka Executive Vice President and Chief Financial Officer	2025	645,208	—	1,280,984	877,500	26,501	2,830,193
	2024	587,500	—	492,332	546,375	25,366	1,651,573
	2023	479,173	—	259,800	477,966	31,485	1,248,424
Ghassan M. Ariqat Executive Vice President, Building and Specialty Contractors Groups	2025	800,000	300,000	4,723,330	1,481,685	65,214	7,370,229
	2024	775,000	300,000	—	900,938	42,117	2,018,055
	2023	700,000	1,416,667	808,200	350,000	31,952	3,306,819
Kristiyan D. Assouri Executive Vice President, Chief Legal Officer and Corporate Compliance Officer	2025	625,000	—	1,280,984	843,750	39,771	2,789,505
	2024	531,251	—	—	494,063	38,481	1,063,795
William E. Jensen Executive Vice President - Western Civil	2025	775,407	600,000	4,726,051	1,200,000	317,686	7,619,144
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(1)The 2025 amounts in column (d) represent the following: for Mr. Ariqat, a $300,000 cash bonus paid on April 1, 2025 pursuant to his letter agreement with the Company, which is no longer in effect; and for Mr. Jensen, a $200,000 cash bonus paid on February 1, 2025 and a $400,000 cash bonus paid on May 15, 2025 pursuant to a long-term incentive bonus award in his offer letter, which is no longer in effect. Annual incentive payments appear in column (f).
(2)For 2025, the amounts in column (e) represent the aggregate grant date fair value of PSUs, RSUs and CRSUs granted in the applicable year. The fair value amounts are calculated in accordance with Financial Accounting Standards Board Codification 718, Stock Compensation (“ASC 718”). The market-based PSU awards have been valued for this purpose based on a Monte Carlo simulation pricing model. Significant assumptions used in this simulation model include the Company’s expected volatility (60.1%), a risk-free rate based on U.S. Treasury yield curve rates with maturities consistent with the performance period (4.0%), and, specifically pertaining to TSR awards, the volatilities for each of the Company’s peers. Additional information regarding the assumptions used can be found in Note 1(p) and Note 10 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026. For Mr. Ariqat and Mr. Jensen, the amounts reported for 2025 also include a special award of 78,609 RSUs granted to each on June 19, 2025, which vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to their continuous service with the Company as of the applicable vesting date.
(3)The amounts in column (f) represent amounts earned as annual incentive compensation for each year and are paid early in the following year. The amount for Mr. Ariqat also includes an additional special project performance-based bonus of $281,685 paid in 2025 upon attaining certain performance goals as approved by the Compensation Committee. The performance targets and achievements for 2025 are further discussed in the CD&A under the section titled “Annual Incentive Compensation.”
(4)The amounts in column (g) are detailed in the separate “All Other Compensation” table below.
(5)The amounts in column (h) represent the total of columns (c) through (g).

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Tutor Perini Corporation | 2026 Proxy Statement 35

All Other Compensation
The following table details the components of the “All Other Compensation” column for 2025 in the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)
Name	Company Contributions to Defined Contribution Plans ($)(1)	Insurance Premiums ($)(2)	Perquisites ($)(3)	Total All Other Compensation ($)(4)
Gary G. Smalley	14,000	21,544	335,046	370,590
Ryan J. Soroka	14,000	—	12,501	26,501
Ghassan M. Ariqat	14,000	17,656	33,558	65,214
Kristiyan D. Assouri	14,000	—	25,771	39,771
William E. Jensen	14,000	—	303,686	317,686
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(1)The amounts in column (b) represent amounts contributed by the Company into 401(k) plan accounts. The Company matches 100% of employee contributions up to 3% of the employee’s annual salary and 50% of employee contributions for the next 2% of annual salary, not to exceed $14,000 per employee in 2025.
(2)The amounts in column (c) represent life insurance premiums paid by the Company for benefits that are not available to all salaried employees.
(3)The amounts in column (d) represent the aggregate incremental cost to the Company for personal benefits provided to the NEOs. The total for Mr. Smalley includes $265,111 related to personal use of the Company aircraft and $69,935 for vehicle usage (including maintenance and repairs). The incremental cost of personal use of Company aircraft is calculated based on the variable operating costs to the Company of any personal flights. The applicable executive bears all personal tax liabilities for such personal flights. The totals for Mr. Soroka, Mr. Ariqat and Ms. Assouri relate to vehicle usage. The total for Mr. Jensen included $278,448 for temporary housing expenses, including an $84,528 associated tax gross-up for taxable amounts and $25,238 for vehicle usage.
(4)The amounts in column (e) represent the totals of columns (b) through (d).
Grants of Plan-Based Awards in 2025

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: # of Shares or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Smalley	—	—	1,152,000	1,800,000	3,150,000	—	—	—	—	—
	CRSU	3/12/2025	—	—	—	—	—	—	77,754	1,979,617
	PSU	3/12/2025	—	—	—	38,878	77,755	194,388	—	3,713,579
R. Soroka	—	—	374,400	585,000	877,500	—	—	—	—	—
	CRSU	3/12/2025	—	—	—	—	—	—	17,495	445,423
	PSU	3/12/2025	—	—	—	8,748	17,495	43,738	—	835,561
G. Ariqat	—	—	512,000	800,000	1,200,000	—	—	—	—	—
	CRSU	3/12/2025	—	—	—	—	—	—	19,439	494,917
	PSU	3/12/2025	—	—	—	9,720	19,439	48,598	—	928,407
	RSU	6/19/2025	—	—	—	—	—	—	78,609	3,300,006
K. Assouri	—	—	360,000	562,500	843,750	—	—	—	—	—
	CRSU	3/12/2025	—	—	—	—	—	—	17,495	445,423
	PSU	3/12/2025	—	—	—	8,748	17,495	43,738	—	835,561
W. Jensen	—	—	512,000	800,000	1,200,000	—	—	—	—	—
	CRSU	3/14/2025	—	—	—	—	—	—	19,439	497,638
	PSU	3/14/2025	—	—	—	9,720	19,439	48,598	—	928,407
	RSU	6/19/2025	—	—	—	—	—	—	78,609	3,300,006
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(1)The types of equity awards that were granted in 2025 are CRSUs, PSUs and RSUs. Refer to the Section titled “Compensation Discussion and Analysis - Elements of Compensation - Long-Term Incentives” for a discussion about the vesting schedule and performance conditions applicable to these awards.
(2)Columns (d), (e) and (f) present the potential performance-based annual incentive payouts achieved at threshold, target and maximum. Actual amounts earned for 2025 are reflected in the SCT.
(3)Columns (g), (h) and (i) present the range, if applicable, of estimated future payouts of performance-based equity awards.
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36 Tutor Perini Corporation | 2026 Proxy Statement

(4)Column (j) presents time-based equity awards granted in 2025.
(5)The amounts in column (k) represent the grant date fair value of CRSUs, PSUs and RSUs computed in accordance with ASC 718. The market-based PSU awards have been valued for this purpose based on a Monte Carlo simulation pricing model. Assumptions used in the calculation of these amounts can be found in Note 1(p) and Note 10 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026.
Outstanding Equity Awards as of December 31, 2025
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2025.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Gary G. Smalley	9/6/2017	112,500	—	25.95	09/06/2027	—	—	—	—
	Various	—	—	—	—	233,913	15,676,849	—	—
	3/13/2024	—	—	—	—	—	—	430,120	28,826,642	(4)
	3/12/2025	—	—	—	—	—	—	194,388	13,027,884	(5)
Ryan J. Soroka	Various	—	—	—	—	37,053	2,483,292	—	—
	3/13/2024	—	—	—	—	—	—	35,843	2,402,198	(4)
	3/12/2025	—	—	—	—	—	—	43,738	2,931,321	(5)
Ghassan M. Ariqat	Various	—	—	—	—	98,048	6,571,177	—	—
	3/12/2025	—	—	—	—	—	—	48,598	3,257,038	(5)
Kristiyan D. Assouri	3/12/2025	—	—	—	—	17,495	1,172,515	—	—
	3/12/2025	—	—	—	—	—	—	43,738	2,931,321	(5)
William E. Jensen	Various	—	—	—	—	98,048	6,571,177	—	—
	3/14/2025	—	—	—	—	—	—	48,598	3,257,038	(5)
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(1)The stock options reported in columns (c) and (d) are time-based awards. All outstanding stock options held by our NEOs were fully vested as of December 31, 2025.
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Tutor Perini Corporation | 2026 Proxy Statement 37

(2)The awards reported in columns (g) are time-based awards and those in column (i) are performance-based awards. The amounts included in column (i) include the following: for Mr. Smalley, 430,120 CPSUs and 194,388 PSUs, both shown at maximum possible performance levels; for Mr. Soroka, 35,843 CPSUs and 43,738 PSUs, both shown at maximum possible performance levels; and for Mr. Ariqat, Ms. Assouri and Mr. Jensen, 48,598, 43,738 and 48,598 PSUs shown at maximum possible performance levels, respectively. The outstanding PSU and CPSU awards will be settled at actual performance at the end of the respective performance period. The awards in columns (g) and (i) are scheduled to vest in the following years:

Name	Award Type	2026	2027	2028	Total	Vesting Based On
Gary G. Smalley	CRSU	124,727	83,268	25,918	233,913	Time
Gary G. Smalley	PSU	—	194,388	—	194,388	Performance
Gary G. Smalley	CPSU	430,120	—	—	430,120	Performance
Ryan J. Soroka	RSU	10,000	—	—	10,000	Time
Ryan J. Soroka	CRSU	10,610	10,611	5,832	27,053	Time
Ryan J. Soroka	PSU	—	43,738	—	43,738	Performance
Ryan J. Soroka	CPSU	35,843	—	—	35,843	Performance
Ghassan M. Ariqat	RSU	26,203	26,203	26,203	78,609	Time
Ghassan M. Ariqat	CRSU	6,479	6,480	6,480	19,439	Time
Ghassan M. Ariqat	PSU	—	48,598	—	48,598	Performance
Kristiyan D. Assouri	CRSU	5,831	5,832	5,832	17,495	Time
Kristiyan D. Assouri	PSU	—	43,738	—	43,738	Performance
William E. Jensen	RSU	26,203	26,203	26,203	78,609	Time
William E. Jensen	CRSU	6,479	6,480	6,480	19,439	Time
William E. Jensen	PSU	—	48,598	—	48,598	Performance
		682,495	544,137	102,948	1,329,580
(3)The amounts in columns (h) and (j) are determined by multiplying the number of shares by the closing price ($67.02) of the Company’s common stock on the NYSE on December 31, 2025, the last trading day of the year.
(4)Awards represent CPSUs, which vest upon satisfaction of market or performance conditions and are settled in cash based on the closing price of the Company’s common stock on the vesting date.
(5)Awards represent PSUs, which vest based upon the satisfaction of market-based performance conditions and are settled in shares of the Company’s common stock on a one-for-one basis equal to the number of units earned upon vesting.
2025 Option Exercises and Stock Vested Table

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting ($)(4)
Gary G. Smalley	—	—	576,263	35,862,077
Ryan J. Soroka	—	—	24,779	649,402
Ghassan M. Ariqat	—	—	30,000	695,400
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(1)Represents the total number of shares underlying the exercised stock options, without deduction for shares withheld as payment for the exercise price or applicable tax withholding obligations.
(2)Represents the amounts realized based on the difference between the exercise price and the market price of the Company’s stock on the date of exercise, multiplied by the total number of shares underlying the exercised stock options.
(3)Represents the gross number of shares earned upon vesting of stock awards, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations. The number of shares shown for Mr. Smalley include 477,454 CPSUs and 98,809 CRSUs that were settled in cash. The number of shares for Mr. Soroka and Mr. Ariqat include 4,779 and 30,000 CRSUs, respectively, that were settled in cash.
(4)Reflects the value at the closing price of the common stock on the settlement date.

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38 Tutor Perini Corporation | 2026 Proxy Statement

Agreements and Arrangements with NEOs
The following is a summary of agreements and arrangements entered into with the NEOs.
Gary G. Smalley Employment Agreement

The Company entered into an amended and restated employment agreement with Mr. Smalley (the “Amended and Restated Agreement”), effective November 15, 2023, which appointed Mr. Smalley as the President of the Company (and on which date he ceased serving as the Executive Vice President and Chief Financial Officer of the Company) and provided for his promotion to Chief Executive Officer effective January 1, 2025. The initial term of the Amended and Restated Agreement was through December 31, 2024 and automatically renews for successive 12-month terms thereafter, unless notice of non-renewal is provided.

Under the terms of the Amended and Restated Agreement, in connection with his appointment as CEO, Mr. Smalley’s compensation in 2025 consisted of (i) an annual base salary of $1.2 million, (ii) a target annual incentive opportunity of 150% of his annual base salary, and (iii) a target annual long-term incentive opportunity of $4.0 million.

The Amended and Restated Agreement provides additional benefits, including: additional life insurance; separation payments and benefits in the event of termination of his employment under various circumstances; and certain perquisites. In addition, in accordance with the Amended and Restated Agreement, Mr. Smalley has agreed that in the event of the termination of his employment, he will not solicit for employment any employees of the Company. Mr. Smalley has also agreed to be bound by customary restrictions on disclosure of confidential information. The separation benefits payable to Mr. Smalley pursuant to the employment agreement are described in the “Potential Payments Upon Termination or Change in Control” section below.

Ryan J. Soroka Letter Agreement

The Company entered into a letter agreement with Mr. Soroka, effective as of November 15, 2023. The letter agreement provides for certain elements of compensation, including: an annual salary of at least $575,000; a target annual performance-based bonus opportunity of at least 70% of his annual base salary; a target long-term incentive award of at least $250,000; severance payments and benefits in the event of termination of his employment under various circumstances; and certain perquisites. Mr. Soroka has also entered into a separation benefits agreement. The separation benefits payable to Mr. Soroka pursuant to his letter agreement and separation benefits agreement are described in the “Potential Payments Upon Termination or Change in Control” section below.
Ghassan M. Ariqat Letter Agreement

The Company entered into a letter agreement with Mr. Ariqat effective June 19, 2025 with an employment term through June 19, 2030. Upon expiration of the employment term, the agreement will automatically terminate unless renewed in writing by the parties. The letter agreement provides for certain elements of compensation, including: an annual salary of at least $800,000; a target annual performance-based bonus opportunity of at least 100% of his annual base salary; target long-term incentive equity awards of at least $1 million in each of 2026 and 2027, with 50% of the value of the aggregate award consisting of time-based RSUs vesting ratably over three years, and 50% of the value of the aggregate award consisting of performance-vesting equity awards with three-year performance periods; two additional equity-settled RSU grants in 2027 including: 1) $1.25 million of RSUs vesting 50% on the second and third anniversaries of the grant date, and 2) $1.25 million of RSUs cliff vesting on the third anniversary of the grant date; and certain perquisites. Mr. Ariqat has also entered into a separation benefits agreement. The separation benefits payable to Mr. Ariqat pursuant to his letter agreement and separation benefits agreement are described in the “Potential Payments Upon Termination or Change in Control” section below.
Kristiyan D. Assouri Award Agreement

Before being designated an Executive Officer, Ms. Assouri entered into an amended and restated long-term cash incentive award agreement with the Company effective October 1, 2023 that provides for a three-year cliff-vesting cash award subject to Ms. Assouri’s continued employment through October 1, 2026 with acceleration provisions in the event of termination of her employment under various circumstances. Going forward, the Company plans to avoid awarding such cash bonuses. Ms. Assouri has also entered into a separation benefits agreement. The separation benefits payable to Ms. Assouri pursuant to her award agreement and separation benefits agreement are described in the “Potential Payments Upon Termination or Change in Control” section below.
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Tutor Perini Corporation | 2026 Proxy Statement 39

William E. Jensen Letter Agreement

The Company entered into a letter agreement with Mr. Jensen effective June 19, 2025 with an employment term through June 19, 2030. Upon expiration of the employment term, the agreement will automatically terminate unless renewed in writing by the parties. The letter agreement provides for certain elements of compensation, including: an annual salary of at least $800,000; a target annual performance-based bonus opportunity of at least 100% of his annual base salary; target long-term incentive equity awards of at least $1 million in each of 2026 and 2027, with 50% of the value of the aggregate award consisting of time-based RSUs vesting ratably over three years, and 50% of the value of the aggregate award consisting of performance-vesting equity awards with three-year performance periods; two additional equity-settled RSU grants in 2027 including: 1) $1..25 million of RSUs vesting 50% on the second and third anniversaries of the grant date, and 2) $1.25 million of RSUs cliff vesting on the third anniversary of the grant date; and certain perquisites. Mr. Jensen has also entered into a separation benefits agreement. The separation benefits payable to Mr. Jensen pursuant to his letter agreement and separation benefits agreement are described in the “Potential Payments Upon Termination or Change in Control” section below.
Potential Payments Upon Termination or Change in Control
Each NEO has an agreement that provides for the payment of specified separation benefits upon the following termination events: death, disability, termination by the Company for cause or by executive without good reason, termination by the Company without cause or by executive with good reason, or in connection with a change in control. All change in control payments and benefits are subject to a “double trigger,” meaning that payments are made only when both of the following occur: (1) a change in control of the Company and (2) a qualifying termination of employment.
Eligibility for separation benefits to Mr. Smalley are set forth in his employment agreement. As mentioned above, Mr. Soroka, Mr. Ariqat, Ms. Assouri and Mr. Jensen have entered into a separation benefits agreement, amending the termination benefits provided by their respective employment letters, if any. Under all of these agreements, in the event of termination without cause or resignation for good reason, the executive is entitled to separation payments equal to 150% of the sum of their annual base salary and target bonus, a pro-rata bonus for the year of termination (based on actual performance), and full vesting of outstanding equity awards (with any performance-based awards vesting at the greater of target or actual performance through the date of termination). In addition, any options held by the executive will remain outstanding through the maximum expiration date of the option. If either such termination takes place prior to or within two years following a change in control, the executive will receive benefits similar to those for termination without cause, with separation payments increased to 200% of the base salary and target bonus. If the executive’s employment is terminated as a result of death or disability, he or she will be eligible to receive a pro-rata bonus for the year of termination (based on actual performance) and full vesting of outstanding equity awards (with any performance-based awards vesting at the greater of target or actual performance through the date of termination). In addition, any options held by the executive will remain outstanding through the maximum expiration date of the options. Separation payments and benefits are subject to the executive’s (or his or her estate’s) timely execution and non-revocation of a general release of claims.
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40 Tutor Perini Corporation | 2026 Proxy Statement

Gary G. Smalley
Certain payments would be payable to Mr. Smalley in the event of his termination. The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2025:

Triggering Event		Bonus ($)(1)	Benefits ($)(2)	O/S Equity Awards ($)(3)	Cash Lump Sum ($)(4)	Total ($)
A.	Death	2,777,619	80,002	32,418,646	—	35,276,267
B.	Disability	2,777,619	80,002	32,418,646	—	35,276,267
C.	Termination by Employer for Cause or by Executive without Good Reason	—	80,002	—	—	80,002
D.	Termination by Employer without Cause or by Executive with Good Reason	2,777,619	157,866	57,531,375	4,500,000	64,966,860
E.	Change in Control Termination	2,777,619	157,866	57,531,375	6,000,000	66,466,860
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(1)The annual incentive compensation for 2025 performance would be due to Mr. Smalley at the time payment is made to all executives under Events A, B, D and E. No payment would be due under Event C. As of December 31, 2025, Mr. Smalley was not owed any unearned bonus. Subsequent to December 31, 2025, the Compensation Committee approved a $2,777,619 annual incentive compensation bonus for Mr. Smalley for 2025 performance and payment has been made to him. This amount is shown as payable as of December 31, 2025 under Events A, B, D and E above. Should Events A, B, D or E occur during any calendar year, a pro-rata bonus would be due to Mr. Smalley at the time payment is made to all executives for the calendar year in which the event occurs.
(2)Benefits include vacation and health insurance. Termination under all Events would result in payment for accrued vacation (17 days at December 31, 2025, valued at $80,002). Events D and E would require continuation of health insurance benefits for Mr. Smalley and his covered dependents for 24 months (estimated at $77,864 at December 31, 2025 based on then applicable COBRA premiums), or payment of an after-tax amount with which Mr. Smalley could obtain comparable coverage.
(3)Mr. Smalley had 233,913 CRSUs, 77,755 PSUs (target performance assumed) and 172,048 CPSUs (target performance assumed) outstanding at December 31, 2025. The table below represents the value of the outstanding CRSUs and CPSUs quantified using the Company’s closing share price of $67.02 on December 31, 2025, the last trading day of the year, assuming the triggering events occurred on December 31, 2025. Under Events A and B, PSUs and CPSUs are paid out at target performance. Under Events D and E, PSUs and CPSUs are paid out at the greater of target or actual performance through the date of termination. As of December 31, 2025, 194,388 of the outstanding PSU awards and 430,120 of the outstanding CPSU awards were considered likely to vest based on actual performance measured against the performance criteria through that point, which was above target performance. Mr. Smalley had no unvested stock options outstanding as of December 31, 2025.

Triggering Event		CRSUs ($)	PSUs ($)	CPSUs ($)	Total ($)
A.	Death	15,676,849	5,211,140	11,530,657	32,418,646
B.	Disability	15,676,849	5,211,140	11,530,657	32,418,646
C.	Termination by Employer for Cause or by Executive without Good Reason	—	—	—	—
D.	Termination by Employer without Cause or by Executive with Good Reason	15,676,849	13,027,884	28,826,642	57,531,375
E.	Change in Control Termination	15,676,849	13,027,884	28,826,642	57,531,375
(4)A cash lump sum would be due in the amount of one and one-half times the sum of Mr. Smalley’s annual salary and target bonus in the case of Event D; and two times the sum of Mr. Smalley’s annual salary and target bonus in the case of Event E.

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Tutor Perini Corporation | 2026 Proxy Statement 41

Ryan J. Soroka
Certain payments would be payable to Mr. Soroka in the event of his termination. The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2025:

Triggering Event		Bonus ($)(1)	Benefits ($)(2)	O/S Equity Awards ($)(3)	Cash Lump Sum ($)(4)	Total ($)
A.	Death	877,500	37,397	7,816,811	—	8,731,708
B.	Disability	877,500	37,397	7,816,811	—	8,731,708
C.	Termination by Employer for Cause or by Executive without Good Reason	—	37,397	—	—	37,397
D.	Termination by Employer without Cause or by Executive with Good Reason	877,500	37,397	7,816,811	1,852,500	10,584,208
E.	Change in Control Termination	877,500	37,397	7,816,811	2,470,000	11,201,708
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(1)The annual incentive compensation for 2025 performance would be due to Mr. Soroka at the time payment is made to all executives under Events A, B, D and E. No payment would be due under Event C. As of December 31, 2025, Mr. Soroka was not owed any unearned bonus. Subsequent to December 31, 2025, the Compensation Committee approved the annual incentive compensation bonus of $877,500 for 2025 and payment has been made to him. This amount has been shown as payable as of December 31, 2025 under Events A, B, D and E above. Should Events A, B, D or E occur during any calendar year, a pro-rata bonus would be due to Mr. Soroka at the time payment is made to all executives for the calendar year in which the event occurs.
(2)Benefits include vacation. Termination under all Events would result in payment for accrued vacation (15 days at December 31, 2025, valued at $37,397).
(3)Mr. Soroka had 10,000 RSUs, 27,053 CRSUs, 17,495 PSUs (target performance assumed) and 14,337 CPSUs (target performance assumed) outstanding at December 31, 2025. The table below represents the value of the outstanding RSUs, CRSUs, PSUs and CPSUs quantified using the Company’s closing share price of $67.02 on December 31, 2025, the last trading day of the year, assuming the triggering events occurred on December 31, 2025. Under Events A, B, D and E, PSUs and CPSUs are paid out at the greater of target or actual performance through the date of termination. As of December 31, 2025, 43,738 of the outstanding PSU awards and 35,843 of the outstanding CPSU awards were considered likely to vest based on actual performance measured against the performance criteria through that point, which was above target performance.

Triggering Event		RSUs ($)	CRSUs ($)	PSUs ($)	CPSUs ($)	Total ($)
A.	Death	670,200	1,813,092	2,931,321	2,402,198	7,816,811
B.	Disability	670,200	1,813,092	2,931,321	2,402,198	7,816,811
C.	Termination by Employer for Cause or by Executive without Good Reason	—	—	—	—	—
D.	Termination by Employer without Cause or by Executive with Good Reason	670,200	1,813,092	2,931,321	2,402,198	7,816,811
E.	Change in Control Termination	670,200	1,813,092	2,931,321	2,402,198	7,816,811
(4)A cash lump sum would be due in the amount of one and one-half times the sum of Mr. Soroka’s annual salary and target bonus in the case of Event D; and two times the sum of Mr. Soroka’s annual salary and target bonus in the case of Event E.

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42 Tutor Perini Corporation | 2026 Proxy Statement

Ghassan M. Ariqat
Certain payments would be payable to Mr. Ariqat in the event of his termination. The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2025:

Triggering Event		Bonus ($)(1)	Benefits ($)(2)	O/S Equity Awards ($)(3)	Cash Lump Sum ($)(4)	Total ($)
A.	Death	1,200,000	51,023	9,828,215	—	11,079,238
B.	Disability	1,200,000	51,023	9,828,215	—	11,079,238
C.	Termination by Employer for Cause or by Executive without Good Reason	—	51,023	—	—	51,023
D.	Termination by Employer without Cause or by Executive with Good Reason	1,200,000	51,023	9,828,215	2,400,000	13,479,238
E.	Change in Control Termination	1,200,000	51,023	9,828,215	3,200,000	14,279,238
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(1)The annual incentive compensation for 2025 performance would be due to Mr. Ariqat at the time payment is made to all executives under Events A, B, D and E. No payment would be due under Event C. As of December 31, 2025, Mr. Ariqat was not owed any unearned bonus. Subsequent to December 31, 2025, the Compensation Committee approved the annual incentive compensation bonus of $1,200,000 for 2025 and payment has been made to him. This amount has been shown as payable as of December 31, 2025 under Events A, B, D and E above. Should Events A, B, D or E occur during any calendar year, a pro-rata bonus would be due to Mr. Ariqat at the time payment is made to all executives for the calendar year in which the event occurs.
(2)Benefits include vacation. Termination under all Events would result in payment for accrued vacation (17 days at December 31, 2025, valued at $51,023).
(3)Mr. Ariqat had 78,609 RSUs, 19,439 CRSUs and 19,439 PSUs (target performance assumed) outstanding at December 31, 2025. The table below represents the value of the outstanding RSUs, CRSUs and, PSUs quantified using the Company’s closing share price of $67.02 on December 31, 2025, the last trading day of the year, assuming the triggering events occurred on December 31, 2025. Under Events A, B, D and E, PSUs are paid out at the greater of target or actual performance through the date of termination. As of December 31, 2025, 48,598 of the outstanding PSU awards were considered likely to vest based on actual performance measured against the performance criteria through that point, which was above target performance.

Triggering Event		RSUs ($)	CRSUs ($)	PSUs ($)	Total ($)
A.	Death	5,268,375	1,302,802	3,257,038	9,828,215
B.	Disability	5,268,375	1,302,802	3,257,038	9,828,215
C.	Termination by Employer for Cause or by Executive without Good Reason	—	—	—	—
D.	Termination by Employer without Cause or by Executive with Good Reason	5,268,375	1,302,802	3,257,038	9,828,215
E.	Change in Control Termination	5,268,375	1,302,802	3,257,038	9,828,215
(4)A cash lump sum would be due in the amount of one and one-half times the sum of Mr. Ariqat’s annual salary and target bonus in the case of Event D; and two times the sum of Mr. Ariqat’s annual salary and target bonus in the case of Event E.

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Tutor Perini Corporation | 2026 Proxy Statement 43

Kristiyan D. Assouri
Certain payments would be payable to Ms. Assouri in the event of her termination. The amounts depend upon the circumstances surrounding her termination as follows, assuming the triggering event occurred on December 31, 2025:

Triggering Event		Bonus ($)(1)	Benefits ($)(2)	O/S Equity Awards ($)	Cash Lump Sum ($)(3)	Total ($)
A.	Death	843,750	29,348	4,103,836	450,000	5,426,934
B.	Disability	843,750	29,348	4,103,836	450,000	5,426,934
C.	Termination by Employer for Cause or by Executive without Good Reason	—	29,348	—	—	29,348
D.	Termination by Employer without Cause or by Executive with Good Reason	843,750	29,348	4,103,836	2,231,250	7,208,184
E.	Change in Control Termination	843,750	29,348	4,103,836	2,825,000	7,801,934
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(1)The annual incentive compensation for 2025 performance would be due to Ms. Assouri at the time payment is made to all executives under Events A, B, D and E. No payment would be due under Event C. As of December 31, 2025, Ms. Assouri was not owed any unearned bonus. Subsequent to December 31, 2025, the Compensation Committee approved the annual incentive compensation bonus of $843,750 for 2025 and payment has been made to her. This amount has been shown as payable as of December 31, 2025 under Events A, B, D and E above. Should Events A, B, D or E occur during any calendar year, a pro-rata bonus would be due to Ms. Assouri at the time payment is made to all executives for the calendar year in which the event occurs.
(2)Benefits include vacation. Termination under all Events would result in payment for accrued vacation (12 days at December 31, 2025, valued at $29,348).
(3)Ms. Assouri had 17,495 CRSUs and 17,495 PSUs (target performance assumed) outstanding at December 31, 2025. The table below represents the value of the outstanding CRSUs and PSUs quantified using the Company’s closing share price of $67.02 on December 31, 2025, the last trading day of the year, assuming the triggering events occurred on December 31, 2025. Under Events A, B, D and E, PSUs are paid out at the greater of target or actual performance through the date of termination. As of December 31, 2025, 43,738 of the outstanding PSU awards were considered likely to vest based on actual performance measured against the performance criteria through that point, which was above target performance.

Triggering Event		CRSUs ($)	PSUs ($)	Total ($)
A.	Death	1,172,515	2,931,321	4,103,836
B.	Disability	1,172,515	2,931,321	4,103,836
C.	Termination by Employer for Cause or by Executive without Good Reason	—	—	—
D.	Termination by Employer without Cause or by Executive with Good Reason	1,172,515	2,931,321	4,103,836
E.	Change in Control Termination	1,172,515	2,931,321	4,103,836
(4)A cash lump sum would be due in the amount of $450,000 for the immediate vesting of her long-term incentive bonus in the case of Events A, B, D and E. A cash lump sum would be due in the amount of one and one-half times the sum of Ms. Assouri’s annual salary and target bonus in the case of Event D; and two times the sum of Ms. Assouri’s annual salary and target bonus in the case of Event E.

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44 Tutor Perini Corporation | 2026 Proxy Statement

William E. Jensen
Certain payments would be payable to Mr. Jensen in the event of his termination. The amounts depend upon the circumstances surrounding his termination as follows, assuming the triggering event occurred on December 31, 2025:

Triggering Event		Bonus ($)(1)	Benefits ($)(2)	O/S Equity Awards ($)(3)	Cash Lump Sum ($)(4)	Total ($)
A.	Death	1,200,000	33,335	9,828,215	—	11,061,550
B.	Disability	1,200,000	33,335	9,828,215	—	11,061,550
C.	Termination by Employer for Cause or by Executive without Good Reason	—	33,335	—	—	33,335
D.	Termination by Employer without Cause or by Executive with Good Reason	1,200,000	33,335	9,828,215	2,400,000	13,461,550
E.	Change in Control Termination	1,200,000	33,335	9,828,215	3,200,000	14,261,550
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(1)The annual incentive compensation for 2025 performance would be due to Mr. Jensen at the time payment is made to all executives under Events A, B, D and E. No payment would be due under Event C. As of December 31, 2025, Mr. Jensen was not owed any unearned bonus. Subsequent to December 31, 2025, the Compensation Committee approved the annual incentive compensation bonus of $1,200,000 for 2025 and payment has been made to him. This amount has been shown as payable as of December 31, 2025 under Events A, B, D and E above. Should Events A, B, D or E occur during any calendar year, a pro-rata bonus would be due to Mr. Jensen at the time payment is made to all executives for the calendar year in which the event occurs.
(2)Benefits include vacation. Termination under all Events would result in payment for accrued vacation (11 days at December 31, 2025, valued at $33,335).
(3)Mr. Jensen had 78,609 RSUs, 19,439 CRSUs and 19,439 PSUs (target performance assumed) outstanding at December 31, 2025. The table below represents the value of the outstanding RSUs, CRSUs, and PSUs quantified using the Company’s closing share price of $67.02 on December 31, 2025, the last trading day of the year, assuming the triggering events occurred on December 31, 2025. Under Events A, B, D and E, PSUs are paid out at the greater of target or actual performance through the date of termination. As of December 31, 2025, 48,598 of the outstanding PSU awards were considered likely to vest based on actual performance measured against the performance criteria through that point, which was above target performance.

Triggering Event		RSUs ($)	CRSUs ($)	PSUs ($)	Total ($)
A.	Death	5,268,375	1,302,802	3,257,038	9,828,215
B.	Disability	5,268,375	1,302,802	3,257,038	9,828,215
C.	Termination by Employer for Cause or by Executive without Good Reason	—	—	—	—
D.	Termination by Employer without Cause or by Executive with Good Reason	5,268,375	1,302,802	3,257,038	9,828,215
E.	Change in Control Termination	5,268,375	1,302,802	3,257,038	9,828,215
(4)A cash lump sum would be due in the amount of one and one-half times the sum of Mr. Jensen’s annual salary and target bonus in the case of Event D; and two times the sum of Mr. Jensen’s annual salary and target bonus in the case of Event E.

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Tutor Perini Corporation | 2026 Proxy Statement 45

CEO PAY RATIO DISCLOSURE
The SEC’s rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.
In order to identify the median-compensated employee, we identified our employee population as of December 31, 2025. We selected total compensation paid to our employees from January 1, 2025 to December 31, 2025 (per IRS Form W-2 data for U.S. employees, and total salary and wages earned for non-U.S. employees) as our consistently applied compensation measure. We ranked our employees (other than our CEO, Mr. Smalley) based on this consistently applied compensation measure and identified our median-compensated employee. In identifying the median employee, the de minimis exemption of the pay ratio rules allows us to exclude up to 5% of our non-U.S. employees. Pursuant to the de minimis exemption, we excluded 165 employees from Diego Garcia, which comprised approximately 2% of our total employees. As of December 31, 2025, we had 7,417 employees, composed of 6,619 U.S. employees and 798 non-U.S. employees. After applying the de minimis exemption and excluding our CEO, our employee population from which we determined our median employee consisted of 7,251 individuals.
The annual total compensation of the median-compensated employee was $76,560. The 2025 total compensation of Mr. Smalley, as measured for reporting in the SCT, was $10,041,405. The ratio of the annual total compensation of Mr. Smalley in 2025 to the annual total compensation of the median-compensated employee was 131 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, as well as the methodology we used to identify the median-compensated employee.
PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our NEOs and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the Compensation Discussion and Analysis above.

					Value of Initial Fixed $100 Investment Based on:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	SCT Total Compensation for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average SCT Total Compensation for Other NEOs ($)(1)	Average Compensation Actually Paid to Other NEOs ($)(2)	Cumulative TSR ($)(3)	Peer Group Cumulative TSR ($)(4)	Net Income (Loss) ($) (in '000s)(5)	Operating Cash Flows ($) (in '000s)(6)
2025	10,041,405	70,233,938	5,152,268	9,422,172	517.98	387.57	143,081	748,065
2024	26,042,027	59,959,612	3,243,634	7,459,281	186.87	287.15	(122,339)	503,544
2023	20,645,327	18,808,306	3,790,209	3,432,177	70.27	204.36	(127,597)	308,471
2022	14,877,151	3,156,802	2,098,057	799,889	58.30	170.68	(192,572)	206,971
2021	14,808,920	11,178,721	3,926,577	2,922,122	95.52	149.33	134,150	(148,454)
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(1)The dollar amounts reported in column (b) and (d) are the amounts reported for our CEO and, for the NEOs other than the CEO as a group, the average of the amounts reported for such individuals as a group, in each case, for each of the corresponding years in the “Total” column of the SCT. Our CEO for 2025 was Mr. Smalley, and for 2021 through 2024 was Mr. Tutor. Other NEOs for 2025 included Mr. Soroka, Mr. Ariqat, Ms. Assouri and Mr. Jensen. Other NEOs for 2024 included Mr. Smalley, Mr. Soroka, Mr. Ariqat, Ms. Assouri and Mr. Michael F. Smithson. Other NEOs for 2023 included Mr. Smalley, Mr. Soroka, Mr. Ariqat, Ms. Wendy A. Hallgren and Mr. Smithson. Other NEOs for 2022 included Mr. Smalley, Mr. Ariqat, Mr. James A. Frost, Ms. Hallgren and Mr. Smithson. Other NEOs for 2021 included Mr. Smalley, Mr. Frost, Ms. Hallgren and Mr. Smithson.
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46 Tutor Perini Corporation | 2026 Proxy Statement

(2)The dollar amounts reported in columns (c) and (e) represent the amount of compensation actually paid (“CAP”) to the CEO and average CAP to all other NEOs, as a group, respectively, in each case as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by these individuals, which is significantly less due to the way unrealized share price gains are required to be reported in the table below. CAP is calculated for a given fiscal year by adjusting the officer’s total compensation, as reported in the “Total” column of the SCT, for certain amounts related to equity awards as described with respect to 2025 below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Year	SCT Total ($)	Less: Amounts Reported as “Stock Awards” in the SCT ($)	Less: Amounts Reported as “Option Awards” in the SCT ($)	Add: Year End Fair Value of Outstanding and Unvested Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add: Fair Value as of Vesting Date for Awards Granted and Vested in the Current Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Less: Fair Value at the End of the Prior Year of Equity Awards that Forfeited in the Current Year ($)	Compensation Actually Paid ($)
CEO
Gary G. Smalley
2025	10,041,405	(5,693,196)	—	16,907,758	26,307,082	—	22,670,889	—	70,233,938

Aggregate Average Information
Other NEOs
2025	5,152,268	(3,002,837)	—	6,649,837	618,116	—	4,788	—	9,422,172

(3)The cumulative TSR for the Company and the Company’s peer group is calculated, assuming a fixed investment of $100 on December 31, 2020, as measured at the end of each year shown in the table.
(4)The peer group used for this purpose is the Dow Jones U.S. Heavy Construction Index.
(5)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(6)The most important financial performance measure used by the Company to link compensation actually paid to the NEOs for 2025 to Company performance (other than TSR, which is already included in the above Pay Versus Performance Table) is operating cash flow, as reported in the Company’s Consolidated Statements of Cash Flows within its audited financial statements under the caption “Net Cash Provided by (Used in) Operating Activities” for each applicable year.

Relationship Between “Compensation Actually Paid” and Performance Measures

We believe the tables above show the strong link between “compensation actually paid” to our executives and the Company’s performance, consistent with our compensation philosophy as described in the section titled “Compensation Discussion and Analysis.”

Specifically:
•Tutor Perini’s cumulative five-year TSR through the end of 2025 exceeded that of its peer group, reflecting significant value delivered to shareholders. The significant increase in the Company’s share price during 2025 resulted in higher fair values for all equity-based awards held by NEOs during the year, including performance-based awards tied to either (a) the Company’s annualized stock price growth or (b) the Company’s TSR relative to its peer group. As the fair values of our equity-based awards increased, so did the “compensation actually paid” to our NEOs, thus demonstrating a strong alignment between pay and performance. For example, a CPSU award granted in 2023 to our current CEO and tied to annualized stock price growth paid out in 2025 at the end of its three-year performance period at the maximum level (200% of target), over which time shareholders benefited from an approximately 790% increase in the Company’s stock price.
•In addition, the Company’s operating cash flow and pre-tax income both significantly improved in 2025. As discussed in greater detail in the Compensation Discussion and Analysis section, these are both performance measures used in
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Tutor Perini Corporation | 2026 Proxy Statement 47

the calculation of each NEOs target annual incentive compensation bonus. As a result, the improvement in these financial performance measures also drove an increase in NEO compensation, thus further demonstrating a strong correlation between pay and performance.
Financial Performance Measures

The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive CAP to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

1.Operating cash flow;
2.Relative TSR; and
3.Pre-tax income

Analysis of NEO Compensation Actually Paid vs. Cumulative TSR, Net Income (Loss) and Operating Cash Flow

As discussed further in the section titled “Compensation Discussion and Analysis”, the primary elements of compensation for NEOs include base salary, non-equity annual incentive compensation, and long-term equity-based incentives, which can include time-based and performance-based equity awards.

The following graphs show the relationship between the CAP to the CEO and the average CAP to other NEOs and each of the Company’s cumulative TSR, net income (loss), and operating cash flow for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
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48 Tutor Perini Corporation | 2026 Proxy Statement

Compensation Actually Paid (CAP) and Cumulative

Compensation Actually Paid (CAP) and Operating Cash Flow
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Tutor Perini Corporation | 2026 Proxy Statement 49

The following graphs show the relationship between the Company’s cumulative TSR and the industry index cumulative TSR for the 5-year and 3-year periods ended December 31, 2025.

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50 Tutor Perini Corporation | 2026 Proxy Statement

DIRECTOR COMPENSATION
Our Compensation Committee recommends the level of compensation to be paid to our Board. Periodically, the Compensation Committee reviews the functions being performed by the Board and its committees, as well as board compensation paid by the Company’s publicly traded peer group companies, in order to determine whether director compensation is appropriate.

In 2025, the fees for our non-management directors consisted of the following:

Annual Cash Retainer	$100,000
Annual Equity Value Retainer	$160,000
Annual Lead Independent Director Retainer	$30,000
Annual Audit Committee Chair Retainer	$25,000
Annual Compensation Committee Chair Retainer	$15,000
Annual Governance Committee Chair Retainer	$15,000
Annual Audit Committee Member Retainer	$12,500
Annual Compensation Committee Member Retainer	$7,500
Annual Governance Committee Member Retainer	$7,500

For any number of meetings deemed to be more than reasonable by the Compensation Committee, members attending these meetings would receive an attendance fee of $1,500 per meeting. There were no such meetings during 2025.
The table below summarizes the total compensation earned by each of the directors serving in 2025. Mr. Tutor and Mr. Smalley do not receive any compensation for serving as directors. Mr. Tutor’s compensation shown below is his compensation per his employment agreement with the Company. Mr. Smalley’s compensation is set forth in the section titled Executive Compensation.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned (Paid in Cash or Stock) ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Peter Arkley	100,024	159,976	—	260,000
Jigisha Desai	127,524	159,976	—	287,500
Sidney J. Feltenstein	100,024	159,976	—	260,000
Robert C. Lieber	150,024	159,976	—	310,000
Dennis D. Oklak	127,524	159,976	—	287,500
Raymond R. Oneglia	107,524	159,976	—	267,500
Dale Anne Reiss	132,524	159,976	—	292,500
Shahrokh (“Rock”) Shah	120,024	159,976	—	280,000
Ronald N. Tutor	—	3,959,259	10,204,689	14,163,948
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(1)The amounts in column (b), other than for Mr. Tutor, represent fees paid for the annual cash retainer, committee and committee Chair retainers, and Lead Independent Director retainer, as described above. The following table presents the cash and equity components of the $100,000 annual cash retainer for the directors who elected to receive all or a portion of this retainer in shares of the Company’s common stock:

	Share			Cash Payment ($)	Total ($)
Name	Amounts #	Price ($)	Value ($)
Jigisha Desai	2,751	36.35	99,999	1	100,000
Sidney J. Feltenstein	2,751	36.35	99,999	1	100,000
(2)The amounts in column (c) present the grant date fair value of the equity-based awards granted in 2025 based on the fair market value on the date of grant in accordance with ASC 718. The equity-based grants in 2025 made to each director were based on the closing price of the Company’s common stock on the NYSE on the date of grant. For directors other than Mr. Tutor, the grants represent shares of the Company’s common stock made for their annual equity retainer. For Mr. Tutor, the grants represent 155,509 CRSUs granted per the terms of his employment agreement. As of December 31, 2025, none of our non-management directors had any outstanding equity awards.
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Tutor Perini Corporation | 2026 Proxy Statement 51

As of December 31, 2025, Mr. Tutor had outstanding equity awards including 176,730 RSUs, 461,372 CRSUs and 688,194 CPSUs, all of which are scheduled to vest in 2026. Mr. Tutor’s outstanding CPSU awards include 573,495 CPSUs that vest based on the Company’s relative TSR, shown at maximum possible performance, as well as 114,699 CPSUs that vest based on the Company’s pre-tax income growth, shown at threshold performance level. Both will be settled at actual performance at the end of the respective performance period in 2026. Mr. Tutor also has 274,432 outstanding stock options, all of which are fully vested, with an exercise price of $25.70 per share expiring on January 5, 2028.
(3)Mr. Tutor’s compensation earned includes an annual base salary of $1.85 million; a transition bonus of $1.5 million paid upon the successor CEO (Mr. Smalley) assuming office on January 1, 2025; an annual incentive compensation bonus of $4,306,096 for 2025 performance, paid in March 2026; and other compensation of $2,548,593 including $368,176 of life insurance premiums paid by the Company for benefits that are not available to all salaried employees, $2,016,322 related to the personal use of Company aircraft and $164,095 for vehicle usage and transportation-related costs.
(4)The amounts in column (e) represent the total of columns (b) through (d).
Share Ownership Guidelines for Non-Management Directors
The Company’s non-management directors are subject to share ownership guidelines which are intended to align their interests with those of our shareholders. Under the guidelines, our non-management directors must hold ownership of Tutor Perini stock valued at a multiple of five times the annual cash retainer ($100,000 as of December 31, 2025). Shares owned directly or indirectly are counted toward the guidelines. Non-management directors have until their fifth anniversary of becoming a director to comply with the guidelines. All of our current non-management directors are in compliance with the share ownership guidelines.
Director and Officer Indemnification
Our Articles of Organization provide that no director shall be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our shareholders, for acts or omissions not in good faith, for acts or omissions involving intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. Our By-Laws provide that our directors and officers will be indemnified against liabilities that arise from their service as directors and officers, subject to certain exceptions. We have obtained insurance that insures our directors and officers against certain losses and insures us against our obligations to indemnify our directors and officers.
COMPENSATION RISK ASSESSMENT

The Company conducted, and both Meridian and the Compensation Committee reviewed, a risk assessment of our compensation programs. The risk assessment included conducting an inventory of incentive plans and programs and considered factors such as the plan measures, number of participants, maximum payments and risk mitigation factors. Based on this review, management and the Compensation Committee concluded that the Company’s compensation programs appropriately align compensation with our business strategy and do not encourage behavior that is reasonably likely to have a material adverse impact on the Company.

EQUITY COMPENSATION PLAN INFORMATION FOR 2025

As of December 31, 2025, the Company’s share-based compensation plan had outstanding securities and securities available to be awarded as follows:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	$1,216,380	$25.77	3,687,558
Equity compensation plans not approved by security holders	—	—	—
Total	$1,216,380	$25.77	3,687,558

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52 Tutor Perini Corporation | 2026 Proxy Statement

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
The following table sets forth certain information concerning beneficial ownership as of March 25, 2026 of the common stock by each director and nominee, each NEO named in the Summary Compensation Table, all directors and executive officers as a group and all persons we know to hold in excess of 5% of the common stock.
In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of the common stock pursuant to Section 13(d) or 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information that we considered to be accurate and complete. Unless otherwise indicated in the footnotes, the address of each of the individuals and entities named below is: c/o Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342.

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)		Percent of Common Stock Beneficially Owned(2)
Named Executive Officers and Directors
Gary G. Smalley	203,979		*
Ryan J. Soroka	42,883		*
Ghassan M. Ariqat	—		*
Kristiyan D. Assouri	—		*
William Jensen	37,223		*
Peter Arkley	216,717		*
Jigisha Desai	79,100		*
Sidney J. Feltenstein	187,274		*
Robert C. Lieber	174,573		*
Dennis D. Oklak	103,085	(3)	*
Raymond R. Oneglia	345,371	(4)	*
Dale Anne Reiss	100,044	(5)	*
Shahrokh (“Rock”) Shah	12,060		*
Ronald N. Tutor	6,654,131	(6)	12.6%

All Current Directors and Executive Officers as a Group (14 persons)	8,156,440		15.4%

Beneficial Ownership of 5% or More
Ronald N. Tutor	6,654,131	(6)	12.6%
BlackRock, Inc.	3,815,277	(7)	7.3%
The Vanguard Group, Inc.	2,770,911	(8)	5.3%
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*Less than 1%.
(1)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock and stock options that are currently exercisable or exercisable within 60 days of March 25, 2026 are deemed to be beneficially owned by the person holding such options. Mr. Tutor, Mr. Smalley and all current directors and executive officers as a group have 274,432; 112,500; and 386,932 stock options, respectively, which are currently exercisable or exercisable within 60 days of March 25, 2026.
(2)The percent ownership for each shareholder on March 25, 2026 is calculated by dividing (i) the total number of shares beneficially owned by the shareholder by (ii) 52,614,703 shares (the total number of shares outstanding on March 25, 2026) plus any shares that may be acquired (including upon exercise of stock options or vesting of RSUs) by that person currently or within 60 days after March 25, 2026.
(3)Includes 9,934 shares owned by the Meridian Foundation, Inc. Mr. Oklak is deemed to have voting and investment power over the shares held by the Meridian Foundation, Inc, but has no personal pecuniary interest in these shares.
(4)Includes 250,000 shares owned by O&G for which Mr. Oneglia serves as Vice Chairman of the Board of Directors and for which he disclaims beneficial ownership, except to the extent of his pecuniary interest therein, 94,871 shares held by the Raymond R. Oneglia 2023 Trust, and 500 shares held by the Raymond R. Oneglia Spray Trust.
(5)Includes 37,203 shares held by the Irrevocable Trust for Dale Anne Reiss, and 62,841 shares held by the Dale Anne Reiss Trust U/A 08/08/1990 As Amended.
(6)Consists of 4,134,967 shares held by the Tutor Marital Property Trust, 711,477 shares held by Ronald N. Tutor Separate Property Trust, 1,533,255 shares held by Ronald N. Tutor 2018 Dynasty Trust (successor to the Ronald N. Tutor 2009
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Tutor Perini Corporation | 2026 Proxy Statement 53

Dynasty Trust) and 274,432 stock options exercisable within 60 days of March 25, 2026. Based on Schedule 13D/A filed with the SEC on March 3, 2026, Mr. Tutor intends to sell some or all of his shares over the next 18 months as part of his overall estate and tax planning as he approaches retirement. The timing, manner and amount of such sales have not been determined at that time. Mr. Tutor noted that such sales are solely for personal reasons and he has a high degree of confidence in our business and future based on our leadership, backlog, bidding opportunities, cash position, as well as our outlook for revenue and earnings growth in 2026 and beyond, and expected future operating cash generation.
(7)Based on Schedule 13G/A filed with the SEC on April 24, 2025 by BlackRock, Inc. (“BlackRock”), the latest Schedule 13G/A filed as of March 25, 2026, which indicates that as of March 31, 2025, BlackRock had (i) sole voting power relative to 3,726,441 shares, (ii) no shared voting power, (iii) sole dispositive power relative to 3,815,277 shares and (iv) no shared dispositive power. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(8)Based on Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group, Inc. (“Vanguard”), the latest Schedule 13G/A filed as of March 25, 2026, which indicates that as of September 30, 2024, Vanguard had (i) no sole voting power, (ii) shared voting power relative to 89,160 shares, (iii) sole dispositive power relative to 2,638,895 shares and (iv) shared dispositive power relative to 132,016 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have adopted a written Code of Business Conduct and Ethics for all officers, directors, agents and employees, which addresses potential conflict of interest situations, including related party transactions. In addition, we have a Related Party Transactions Policy, pursuant to which any potential related party transaction must be reviewed or approved in advance by the Corporate Compliance Officer and the Chief Executive Officer, except that any potential related party transaction with a director or an Executive Officer must be approved by either the Audit Committee or the independent directors of the Board, as required by the Audit Committee Charter.
The transactions described below were reviewed and approved by the Audit Committee or the independent directors:
Amended Shareholders Agreement. The Amended Shareholders Agreement provides for the following:
•Mr. Tutor (as shareholder representative) has the right to designate two nominees for election to the Board for so long as the Tutor Group owns at least 22.5% of the outstanding shares of common stock and one nominee if the Tutor Group owns less than 22.5% but at least 11.25% of the outstanding shares of common stock. Based on the Tutor Group’s current ownership, Mr. Tutor has the right to nominate one person to the Board. Since November 2013, Mr. Tutor has elected to exercise this by designating Mr. Feltenstein, Mr. Tutor’s father in law, for nomination and election to the Board.
•The Tutor Group has certain registration rights with respect to the shares of the common stock acquired pursuant to the merger. If we propose to register any securities under the Securities Act of 1933, each member of the Tutor Group must receive notice of the registration and the opportunity to include its shares of the common stock in the registration. These “piggyback registration” rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and Tutor Perini’s right to decline a request to register shares. Tutor Perini is responsible for paying the expenses of any such registration.
Properties. We lease certain facilities at market lease rates from an entity indirectly owned and controlled by Mr. Tutor. Under this lease we paid $1.7 million and recognized expense of $1.9 million for the year ended December 31, 2025. Our participation in this lease agreement was reviewed and approved by the Audit Committee in accordance with the Audit Committee Charter.
O&G Joint Ventures. Mr. Oneglia is Vice Chairman of the Board of Directors of O&G. The Company occasionally forms construction project joint ventures with O&G, in which either party may provide equipment, goods or services for the projects on customary trade terms. During the year ended December 31, 2025, the Company sponsored active joint ventures with O&G for two projects in Los Angeles, California, one project in New Jersey and one project in New York in which the Company’s and O&G’s joint venture interests are 75% and 25%, respectively, in each of these joint ventures. No payments for equipment, goods, services, or distributions were made to O&G by the Company-sponsored joint ventures during 2025. The Company also had an active joint venture sponsored by O&G on a project in Connecticut in which the Company’s and O&G’s joint venture interests are 30% and 70%, respectively. During 2025, the Company was paid for $15.9 million in services from the O&G-
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54 Tutor Perini Corporation | 2026 Proxy Statement

sponsored joint venture. Our participation in the joint ventures were reviewed and approved by the Audit Committee or the independent directors in accordance with the Company’s policies. See “Director Independence” for additional information.

Executive Officer Shared Household. Christian Wenke, who is employed as Vice President, Project Controls of the Company, is the fiancé of Ms. Assouri, a named executive officer of the Company. In 2025, he earned approximately $446,000 in base salary and cash bonus. He participates in employee benefit plans and programs generally made available to employees of similar responsibility levels, and his compensation is consistent with total compensation provided to other employees of the same level with similar responsibilities in his geographic location. His role is not within Ms. Assouri’s reporting line.
DELINQUENT SECTION 16(a) REPORT
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than ten percent of a registered class of Tutor Perini’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Common Stock (including options and warrants to acquire Common Stock) with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
Based on our records and other information, we believe that all of our officers, directors and greater than ten percent beneficial owners filed the required reports under Section 16(a) on a timely basis, except that due to administrative errors, there were four late Form 4 filings for Mr. Tutor, three of which involved the exempt transfer of shares between two trusts whose securities Mr. Tutor indirectly beneficially owns (two reportable transactions for each transfer), and one was for the exempt acquisition of shares in connection with a debt previously contracted.
SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Any proposal of a shareholder submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Tutor Perini’s proxy statement and form of proxy for its 2027 Annual Meeting of Shareholders must be received by Tutor Perini on or before December 10, 2026 in order to be considered for inclusion in its proxy statement and form of proxy. If the 2027 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from May 20, 2027, Tutor Perini will inform shareholders of such change and the new dates for submitting shareholder proposals for inclusion in the 2027 Annual Meeting of Shareholders proxy statement. Such proposals must comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary.
Tutor Perini’s By-Laws require that Tutor Perini be given advance written notice of director nominations and other business that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in Tutor Perini’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). Any proposal of a shareholder intended to be presented at Tutor Perini’s 2027 Annual Meeting of Shareholders, other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received by us no earlier than January 20, 2027, nor later than February 19, 2027. If the 2027 Annual Meeting of Shareholders is scheduled to be held on a day that is more than thirty calendar days before or after May 20, 2027, Tutor Perini will inform shareholders of such change and the new dates for submitting shareholder proposals pursuant to the Tutor Perini By-Laws (other than shareholder proposals submitted pursuant to Exchange Act Rule 14a-8) for presentation at the 2027 Annual Meeting of Shareholders. If a shareholder fails to provide timely notice of a proposal to be presented at the 2027 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal that may come before the meeting. In addition, shareholder proposals, including director nominations submitted pursuant to these provisions of the By-Laws, must provide the information set forth in the By-Laws (which includes information required under Rule 14a-19). Any such proposal should be mailed to: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary.
Please see “Nominations for Director” for a description of the requirements for submitting a candidate for nomination as a director at the 2027 Annual Meeting of Shareholders.
OTHER MATTERS
The Board knows of no other matters that are likely to be brought before the meeting. However, if any other matters of which the Board is not aware are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.
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Tutor Perini Corporation | 2026 Proxy Statement 55

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy to you if you call or write us at the following address or telephone number: Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, (818) 362-8391. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee if you are a beneficial owner, or you may contact us at the above address and telephone number.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Tutor Perini files annual, quarterly, and current reports, proxy statements and other information with the SEC.
You may also obtain copies of reports, including our Annual Report on Form 10-K for the year ended December 31, 2025, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Tutor Perini Corporation, 15901 Olden Street, Sylmar, California 91342, Attention: Corporate Secretary, (818) 362-8391. If you would like to request documents, please do so by May 19, 2026 in order to receive them before the Annual Meeting of Shareholders on May 20, 2026.
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56 Tutor Perini Corporation | 2026 Proxy Statement

FORWARD-LOOKING STATEMENTS
The statements contained in this Proxy Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; economic factors, such as inflation, tariffs, the timing of new awards, or the pace of project execution, which have resulted and may continue to result in losses or lower than anticipated profit; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; decreases or delays in the level of federal, state and local government spending for infrastructure and other public projects; possible systems and information technology interruptions and breaches in data security and/or privacy; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control on projects; risks related to government contracts (including government shutdowns and funding considerations) and related procurement regulations; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of government-related mandates; increased competition and failure to secure new contracts; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; an inability to obtain bonding could have a negative impact on our operations and results; failure to meet our obligations under our debt agreements; downgrades in our credit ratings; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; significant fluctuations in the market price of our common stock, which could result in substantial losses for shareholders and potentially subject us to securities litigation; we cannot guarantee the timing, amount, or payment of dividends on our common stock or that we will repurchase our common stock pursuant to our stock repurchase program; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 26, 2026 and in subsequent reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Tutor Perini Corporation | 2026 Proxy Statement 57

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 00 00 70 13 83 _1 R 2. 09 .0 5. 01 0 TUTOR PERINI CORPORATION 15901 OLDEN STREET SYLMAR, CA 91342 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Ronald N. Tutor 1B Gary G. Smalley 1C Peter Arkley 1D Jigisha Desai 1E Sidney J. Feltenstein 1F Robert C. Lieber 1G Dennis D. Oklak 1H Raymond R. Oneglia For Against Abstain 1I Dale Anne Reiss 1J Shahrokh ("Rock") Shah The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the year ending December 31, 2026. 3 Approve the compensation of the Company's named executive officers on an advisory (non-binding) basis. NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

00 00 70 13 83 _2 R 2. 09 .0 5. 01 0 Tutor Perini Corporation Attn: Investor Relations Dept. 15901 Olden Street Sylmar, CA 91342 Telephone (818) 362-8391 E-mail: investor.relations@tutorperini.com Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com TUTOR PERINI CORPORATION Annual Meeting of Shareholders May 20, 2026 at 11:30 AM Pacific Time 15901 Olden Street, Sylmar, CA 91342 This proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) Gary G. Smalley, Ifigenia Protopappas and Jorge Casado, or any one or more of them, as proxies, each with power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other matters as may be properly presented at the meeting, all of the shares of common stock of TUTOR PERINI CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM Pacific Time on May 20, 2026 at 15901 Olden Street, Sylmar, California 91342, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted by the proxies in accordance with the Board of Directors' recommendations "FOR" the election of all nominees for election to the Board of Directors in Proposal 1, "FOR" Proposals 2 and 3, and in their discretion for such other matters that may properly come before the meeting and any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the meeting by a reasonable time before this proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). Continued and to be signed on reverse side